As filed with the Securities and Exchange Commission on

November 25, 2011

File No. 811-09869

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 13

FRANKLIN FLOATING RATE MASTER TRUST

(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906

(Address of Principal Executive Offices) (Zip Code)

(650) 312-2000

Registrant's Telephone Number, Including Area Code

Craig S. Tyle, One Franklin Parkway

San Mateo, CA 94403-1906

(Name and Address of Agent for Service of Process)

Please send Copy of Communications to:

Bruce G. Leto, Esq.

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA  19102

Franklin Templeton Investments

Franklin Floating Rate Master Trust

Franklin Floating Rate Master Series

December 1, 2011

FORM N‑1A, Part A:

The responses to Item 1 through 4 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.  Management

Investment Manager: Franklin Advisers, Inc.

See item 10 for details.

Item 6. Purchase and sale of Fund Shares

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (1933 Act). Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act.  Accredited investors include common or commingled trust funds, investment companies and other institutional investors.  The Fund's shares are redeemable. Purchases and redemptions are processed by written request, telephone or wire transfer on any day the Fund is open for business.

Item 7. Tax Information

Tax Consequences

The Fund is presently classified as a disregarded entity for federal income tax purposes based on the Fund’s organizational documents and the manner in which it intends to operate.  As such, the Fund is disregarded as an entity separate from its sole shareholder and is treated as a division or branch of the shareholder.  If, contrary to expectations, the Fund admits one or more additional shareholders so that it has two or more shareholders, the Fund would convert to an entity taxable as a new partnership for federal income tax purposes.  The Fund will not be a “regulated investment company.”

As a disregarded entity, the Fund is not subject to U.S. federal income tax. Instead, its sole shareholder reports separately on its own income tax return the Fund's income, gains, losses, deductions and credits as such items are realized (including foreign tax credits or deductions for creditable or deductible foreign taxes imposed on the Fund).  Cash distributions by the Fund to its sole shareholder are a nonevent for federal income tax purposes and, therefore, result in no income or gain to its sole shareholder.  Similarly, the redemption by the sole shareholder of Fund shares is a nonevent for federal income tax purposes and, therefore, results in no income or gain to its sole shareholder.

It is expected that a portion of the Fund’s income may be subject to withholding at a 30% or lower treaty rate when either realized or paid to the sole shareholder.

In addition, the Fund, and, in turn, the sole shareholder, may realize income effectively connected with a U.S. trade or business (for example: by the Fund regularly investing in direct Corporate Loans with the Fund serving as one of the Lenders; by investing in REIT residual interests or other entities holding U.S. real property interests; or by investing in an entity that is classified as a partnership for U.S. federal income tax purposes and which conducts a U.S. trade or business).  In such a case, the payor of such income (or the Fund) would be required to withhold U.S. tax from the amount of effectively connected taxable income at the highest rate of tax applicable to U.S. taxpayers, and the sole shareholder would be required to file U.S. tax returns.  Furthermore, the sole shareholder may be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

The sole shareholder may also be subject to state and local taxes.

This discussion of “Tax Consequences” is not written to provide you with tax advice, and does not purport to deal with all of the tax consequences that may be applicable to your investment in the Fund.  You are urged to consult your own tax advisors with respect to the effects of this investment in your own tax situation.

For a more complete discussion of the federal income tax consequences of investing in the Fund, see Item 19 in Part B.

Item 8.  Financial Intermediary Compensation

Not applicable

Item 9.  Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government.  Mutual fund shares involve investment risks, including the possible loss of principal.

Investment Objective

The Fund's investment goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.  This investment goal is a fundamental policy of the Fund, which means that the goal may not be changed without a vote of a majority of the outstanding shares of the Fund.  There can be no assurance that the investment goal of the Fund will be achieved.  During periods when the Fund is experiencing a large outflow of assets due to redemption requests, there is a risk that the Fund may have to sell its portfolio holdings at unfavorable times, with increased transaction expenses and losses from the value at which the Fund had valued the holdings.

The Fund intends to invest the net proceeds from the sale of its shares in accordance with the Fund's investment goal and policies as soon as practicable, based on market conditions. The Fund's immediate ability to pursue its investment goal will depend on economic and market conditions, including the availability of senior secured Corporate Loans and Corporate Debt Securities.  If the investment manager determines that market conditions are not favorable, the investment manager will initially invest the proceeds in cash, cash equivalents, short-term debt obligations or instruments that the Fund may normally purchase.  During periods when the Fund is experiencing a large inflow of assets, there is a risk that the assets may not be promptly and effectively invested in accordance with the Fund's investment goal and policies.

Principal investment strategies

The investment manager uses its credit analysis to select Corporate Loans and Corporate Debt Securities that are suitable for investment by the Fund.  The Fund normally invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes,  in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Borrowers that are U.S. companies, Foreign borrowers and U.S. subsidiaries of Foreign borrowers and that have Floating Interest Rates.  Shareholders will be given 60 days’ advance notice of any change to this 80% policy.  Floating Interest Rates are: (i) variable rates which adjust to a base rate, such as LIBOR or the CD Rate, on set dates, typically between 30 days and one year; (ii) interest rates that vary at a set margin above a generally recognized base lending interest rate such as the Prime Rate of a designated U.S. bank; or (iii) one of the foregoing interest rates which are convertible to fixed rate instruments.  Upon conversion of any such loans or securities to fixed rate instruments, the Fund will, as promptly as is reasonable, rebalance its investments to meet the 80% level described above.  The Fund may not meet the 80% level during periods pending investment of the proceeds from the offering of the Fund's shares.  It also may not meet the 80% level during temporary defensive periods when the investment manager believes that suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant or during periods when the Fund is experiencing a large outflow of assets due to large redemption requests.

The Fund’s investments may be in Corporate Loans with LIBOR floors, which pay a floating interest rate of LIBOR plus the applicable margin so long as LIBOR remains above the specified floor rate.  In the event that LIBOR falls below the floor rate, however, the interest rate for the Corporate Loan is the floor rate plus the applicable margin.  A future rise in the LIBOR rate above the LIBOR floor would eliminate the benefit of such LIBOR floors.

The Fund may invest up to 100% of its portfolio in senior secured Corporate Loans or Corporate Debt Securities that may be high yield, high risk, debt securities that are rated less than investment grade (i.e., less than BBB).  Under normal conditions, at least 65% of the Fund's net assets will be invested in Corporate Loans or Corporate Debt Securities that are rated by an NRSRO with the equivalent of a B or higher rating by Standard & Poor's (S&P) or Moody’s Investor Services (Moody's) or, if unrated, determined to be of comparable quality by the investment manager.  The Fund may invest up to 35% of its net assets in Corporate Loans or Corporate Debt Securities that are rated less than such a B rating by an NRSRO or, if unrated, determined to be of comparable quality by the investment manager.  NRSROs are independent rating organizations such as S&P or Moody's, which rate obligations by grading the company issuing the obligations based upon its financial soundness.  Generally, the lower the rating category, the more risky is the investment.   See "Description of Ratings" for rating categories in the Appendix to Part B. The Fund will make such investments only after the investment manager determines that the investment is suitable for the Fund based on the investment manager's independent credit analysis.  See "The Investment Manager's Credit Analysis."

Corporate Loans are loans made to corporations, the borrowers.  In return, the corporation pays interest and principal to the Lenders.  Corporate Loans also include Participation Interests in Corporation Loans or Assignments of Corporate Loans, as more fully described below.  Corporate Debt Securities are investments by securityholders in obligations issued by corporations.  In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments in the corporation, as more fully described below.  Before the Fund invests in a Corporate Loan or Corporate Debt Security, the investment manager will analyze the likelihood that the Borrower can and will make the required payments on the Corporate Loan or Corporate Debt Security.  Corporate Debt Securities typically are in the form of notes or bonds.  They may be issued in a public or private offering in the securities markets.  Corporate Debt Securities will have terms similar to Corporate Loans, but will not be in the form of Participation Interests or Assignments.  Unlike Corporate Loans, Corporate Debt Securities may be part of a large issue of securities that are held by a large group of investors.

The Fund will invest primarily in Corporate Loans and Corporate Debt Securities that are secured by collateral, which has been pledged by the corporation to the Lenders or securityholders, respectively.  This means that the corporation has an obligation to deliver, or has actually delivered, to the Lenders or an agent of the securityholders, property that will legally become the property of the Lenders or securityholders, respectively, in case the corporation defaults in paying interest or principal on the Corporate Loans and/or Corporate Debt Securities.

In addition, these secured Corporate Loans and Corporate Debt Securities will primarily hold a senior secured position in the capitalization structure of the corporation.  This means that, in case the corporation becomes insolvent, the Lenders or securityholders of such debt obligations will generally be paid before other creditors of the corporation from the assets of the corporation.

The Corporate Loans and Corporate Debt Securities, in which the Fund primarily invests, provide the financing for transactions such as refinancings, recapitalizations, mergers and acquisitions, and other general corporate purposes.  This means that a Borrower has undertaken the obligations in order to finance the growth of the Borrower's business through product development or marketing, or to finance changes in the way the Borrower utilizes its assets and invested or borrowed financial resources.  Corporate Loans and Corporate Debt Securities also may include senior obligations of a Borrower issued in connection with a restructuring pursuant to Chapter 11 of the U.S. Bankruptcy Code, provided that such senior obligations are determined by the investment manager upon its credit analysis to be a suitable investment by the Fund.

A predominant portion of such Corporate Loans and Corporate Debt Securities (which may be as much as 100% of the Fund's total assets) may be issued in leveraged or highly leveraged transactions.  This means that the Borrower is assuming large amounts of debt in order to have large amounts of financial resources to attempt to achieve its business objectives.  Such business objectives may include among other objectives, the following: management's taking control of a company (leveraged buyout); reorganizing the assets and liabilities of the Borrower (leveraged recapitalization); or the Borrower's acquiring another company.  Such Corporate Loans and Corporate Debt Securities present special risks.

Such Corporate Loans may be structured to include both term loans, which are generally fully funded at the time of the Fund's investment, and revolving credit facilities, which would require the Fund to make additional investments in the Corporate Loans as required under the terms of the credit facility at the Borrower's demand.  Such Corporate Loans also may include receivables purchase facilities, which are similar to revolving credit facilities secured by a Borrower's receivables.

Most Corporate Loans are prepayable at any time and without prepayment fees.  Some Corporate Loans, however, are issued with “soft” or “provisional” call protection.  This protection ensures that if a Borrower reprices/refinances its Corporate Loans with the proceeds from new Corporate Loans in the first year or two after issuance, it will pay a fee in addition to the full par amount to the Lenders to compensate them for the loss of the Corporate Loans with a higher spread.

The Fund may invest in legally restricted securities (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws) where such investments are consistent with the Fund's investment objective. These restricted securities are generally illiquid in the sense that they may not be resold for some time and then only subject to meeting certain conditions. To the extent the investment manager determines there is a liquid institutional or other market for these investments, however, the Fund considers them to be liquid for valuation purposes. An example of these investments are restricted securities that may be freely transferred among qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (“144A Securities”), and for which a liquid institutional market has developed.  Generally, the Fund does not invest more than 5% of its net assets in 144A Securities or other restricted securities.

In addition to the Fund’s main investments, the Fund may, under normal conditions, invest up to 20% of its net assets in certain other types of debt obligations, as described below, or in cash.  The Fund may invest in Unsecured Corporate Loans and Unsecured Corporate Debt Securities (including unsecured 144A Securities).  This means that the Corporate Loans and Corporate Debt Securities are not backed by collateral.  These loans and securities also may not be senior or as senior in priority among creditors of the Borrower.  Thus, if a Borrower defaults on an Unsecured Corporate Loan or Unsecured Debt Security, the Fund is unlikely to be able to recover the full amount or even any amount of the principal and interest due.  The investment manager will determine that the Borrowers in such transactions are creditworthy, under the same credit analysis that the investment manager uses for senior secured Corporate Loans and Corporate Debt Securities.  Investments in Unsecured Corporate Loans and Unsecured Corporate Debt Securities will be made on a similar basis as investments in Corporate Loans and Corporate Debt Securities as described herein, except with respect to collateral and seniority requirements.

The Fund also may invest in secured or unsecured short-term debt obligations including short-term debt obligations, U.S. government securities, U.S. government agency securities (some of which may not be backed by the full faith and credit of the United States), bank money market instruments (such as CDs), corporate and commercial obligations (such as commercial paper, bankers’ acceptances and medium-term notes) and repurchase agreements.  These short-term debt obligations do not include Corporate Loan and Corporate Debt Securities that the Fund would invest in to meet its investment objective.

None of these short-term debt obligations are required to be backed by collateral.  Short-term debt obligations purchased by the Fund, however, will be (or counterparties that issue such obligations will be) investment grade.  This means that they will be rated within the four highest rating categories assigned by an NRSRO, which is Baa, P-3 or higher by Moody's or BBB, A-3 or higher by S&P or, if unrated, determined to be of comparable quality by the investment manager.

Securities rated Baa, BBB, P-3 or A-3 are considered to have adequate capacity for payment of principal and interest, but are more susceptible to adverse economic conditions than higher rated securities and, in the case of securities rated BBB or Baa (or comparable unrated securities), have speculative characteristics.  Such securities (other than senior secured Corporate Loans and Corporate Debt Securities), cash and cash equivalents will not exceed 20% of the Fund's net assets except they may exceed that percentage (i) during interim periods when investment of the net proceeds of public offerings of the Fund's securities is pending, (ii) pending reinvestment of proceeds of the sale of a security held by the Fund, (iii) during temporary defensive periods when, in the opinion of the investment manager, suitable Corporate Loans and Corporate Debt Securities are not available or prevailing market or economic conditions warrant, or (iv) during periods when the Fund is experiencing a large outflow of assets due to large redemption requests.

The Fund also may invest in fixed rate obligations, including Corporate Loans and Corporate Debt Securities of U.S. companies, foreign companies or U.S. subsidiaries of foreign companies.  The investment manager will determine that the companies issuing these obligations are creditworthy.  When the Fund invests in fixed rate obligations, it also may enter into an interest rate swap in order to limit the exposure of such obligations against fluctuations in interest rates.

For purposes of pursuing its investment goals, the Fund may enter into interest rate transactions involving certain derivative instruments, including interest rate and credit default (including loan credit default) swaps. The use of such derivative transactions may allow the Fund to obtain net long or net short exposures to selected interest rates, durations or credit risks. The Fund may use any of the above interest rate or credit-related derivative transactions for the purposes of enhancing Fund returns, increasing liquidity, gaining exposure to particular instruments or interest rates in more efficient or less expensive ways and/or hedging risks relating to changes in interest rates, credit risks and other market factors.

TEMPORARY INVESTMENTS.  When the investment manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments.  Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, the securities in which the Fund normally invests, or the economy.  Temporary defensive investments generally may include short-term U.S. government securities, commercial paper, bank obligations, repurchase agreements and other money market instruments.  The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity.

During temporary defensive periods, the investment manager may also invest the Fund’s assets in shares of one or more money market funds managed by the investment manager or its affiliates, to the extent allowed by exemptions granted under the Investment Company Act of 1940, as amended (1940 Act).  In the circumstance of temporary defensive investments, the Fund may be unable to achieve its investment goals.

COMMODITY EXCHANGE ACT EXCLUSION. The Fund has claimed an exclusion from the definition of the terms "commodity pool operator" under the Commodity Exchange Act (CEA), and, therefore, is not currently subject to registration or regulation as a commodity pool operator under the CEA. However, the Commodity Futures Trading Commission (CTFC) has recently proposed amendments to this exclusion. Whether the proposed amendments will be adopted in their current form and the full impact of such amendments on the Fund re not yet known.

FOREIGN BORROWERS.  The Fund may invest in Corporate Loans and Corporate Debt Securities that are made to, or issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers (which includes U.S. entities with substantial foreign operations).  The Fund normally invests primarily in U.S. Borrowers, but may invest up to 65% of its assets in Foreign Borrowers in developed countries other than the U.S.  The Fund may from time to time invest in Foreign Borrowers in emerging market countries, but currently does not intend to invest more than 35% of its assets in Foreign Borrowers in emerging market countries.  The Fund considers a country to be an emerging market country if it is defined as a country with an emerging or developing economy by any one or more of the following: the International Bank for Reconstruction and Development (commonly known as the World Bank), the International Finance Corporation, or the United Nations or its agencies or authorities.

The investment manager will evaluate the creditworthiness of, and the Fund will invest in, Corporate Loans and Corporate Debt Securities of Foreign Borrowers and U.S. subsidiaries of foreign Borrowers, by using the same credit analysis as it uses for U.S. Borrowers.  Primarily, such loans and securities are U.S. dollar-denominated, or the Fund uses a foreign currency swap for payments in U.S. dollars. U.S. dollar-denominated loans and securities are loans and securities for which the Fund pays in U.S. dollars and the Borrower pays principal, interest, dividends or distributions in U.S. dollars. The Fund may invest in a Corporate Loan or Corporate Debt Security that is not denominated in U.S. dollars if either (i) the Fund arranges for payments in U.S. dollars by entering into a foreign currency swap, or (ii), in the opinion of the investment manager, the risk of investing in such loans or securities without the use of a foreign currency swap is limited enough to warrant such an investment and it is in the best interests of the Fund to do so.  For more information about foreign currency swaps, see the section in the Form N-1A Part B entitled "Swap agreements – Currency Swaps," and about foreign currencies, see the section in the Form N-1A Part B entitled "Foreign Investments – Foreign currency exchange rates."

Loans to, and securities issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers may involve risks not typically involved in domestic investments and loans to, and securities issued by, Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers in emerging market countries involve additional risks. For more information about such loans and securities; see the section in the Form N-1A Part B titled "Foreign Investments."

THE INVESTMENT MANAGER'S CREDIT ANALYSIS.  When the investment manager selects Corporate Loans and Corporate Debt Securities for investment by the Fund, it primarily considers matters relevant to the creditworthiness of the Borrower.  The investment manager will perform its own independent credit analysis of the Borrower, and of the collateral structure, if applicable, for the Corporate Loan or Corporate Debt Security.  In making its analysis, the investment manager will utilize any offering materials and, in the case of Corporate Loans, information prepared and supplied by the Agent Bank or, Lender, or Participant from whom the Fund purchases a Participation Interest.  After the Fund invests in a Corporate Loan and Corporate Debt Security, the investment manager will continue to evaluate the Corporate Loan or Corporate Debt Security on an ongoing basis.

For purposes of investing in and remaining invested in Corporate Loans and Corporate Debt Securities, the investment manager generally will determine the value of the collateral backing a secured Corporate Loan or Corporate Debt Security by customary valuation techniques that it considers appropriate.  Such valuation techniques may include reference to financial statements of the Borrower, independent appraisal, or obtaining the market value of such collateral (e.g., cash or securities) if it is readily ascertainable.  The value assigned to the collateral by the investment manager may be higher or lower than the value at which the Borrower values the collateral on the Borrower's books. The Agent Bank may rely on independent appraisals as to the value of specific collateral, but may not obtain an independent appraisal in all cases.  There are risks, however, that the collateral may not be sufficient in the event that a Borrower or issuer defaults in paying interest or principal.

Generally, the collateral for a secured Corporate Loan or Corporate Debt Security has a fair market value at least equal to 100% of the amount of such Corporate Loan or Corporate Debt Security when syndicated.  However, the value of the collateral may decline following the Fund's investment.  Also, collateral may be difficult to sell and there are other risks which may cause the collateral to be insufficient in the event of a default.  Consequently, the Fund might not receive payments to which it is entitled.

The collateral may consist of various types of assets or interests.  It may include working capital assets, such as accounts receivable or inventory.  Inventory is the goods a company has in stock, including finished goods, goods in the process of being manufactured and the supplies used in the process of manufacturing.  Accounts receivable are the monies due to a company for merchandise or securities that it has sold, or for the services it has provided.  The collateral also may include tangible fixed assets, such as real property, buildings and equipment, or intangible assets, such as trademarks, copyrights and patent rights, or securities of subsidiaries or affiliates.  Where the Borrower is a privately held company, the company's owners may provide additional security.  They may do this by giving personal guarantees of performance or by agreeing to transfer other securities that they own to the Lenders in the event that the obligations are not repaid.  In addition, the Fund may invest in Corporate Loans that are fully collateralized by assets of such shareholders or owners, rather than by assets of the Borrower.

The Fund will generally invest in a Corporate Loan or Corporate Debt Security only if the investment manager judges that the Borrower can meet the scheduled payments of principal and interest on the obligation.  In addition, the investment manager will consider other factors it believes are appropriate to the analysis of the Borrower and the Corporate Loan or Corporate Debt Security.  Such factors may include financial ratios of the Borrower, such as the Interest Coverage Ratio and Leverage Ratio.  The investment manager also will consider the nature of the industry in which the Borrower is engaged, the nature of the Borrower's assets and the general quality of the Borrower, including the quality of the management and other personnel.   The investment manager considers developing political, diplomatic, regulatory and operational impacts on the nature of the industry and economy in which the Borrower is engaged, especially in light of the world developments in terrorism and frequent violent responses thereto after the terrorism actions in September 2001.  Particularly, with respect to Foreign Borrowers and U.S. subsidiaries of Foreign Borrowers, the investment manager considers the nature of the foreign countries, economies and markets in which the Foreign Borrower is located and operates, which includes the impact on the creditworthiness of the Borrower of political, diplomatic, legal, regulatory and operational aspects of, and developments in, such foreign countries, including the risks or impact of war, regional conflicts or terrorism.  These factors are extremely difficult, if not impossible, to predict. Consequently, the investment manager may be unable to assess effectively any adverse impact on the creditworthiness of Borrowers arising from such factors.

NON-CONCENTRATION IN A SINGLE INDUSTRY.    The SEC takes the position that a fund investing more than 25% of its total assets in a single industry or group of industries is “concentrating” its investments in that industry or group of industries.  With the following exception, the Fund currently does not intend to invest more than 20% of its assets in the obligations of Borrowers in any single industry.  Under normal market conditions, the Fund will invest more than 25% of its net assets in securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies.  Following syndication of Corporate Loans, these firms, or Agent Banks, may serve as administrators of these Corporate Loans issued by other companies.  For purposes of this restriction, the Fund currently considers the companies in such industry group to include the Borrower, if applicable, the Agent Bank and any Intermediate Participant.  The Fund may invest up to 100% of its total assets in Corporate Loans syndicated by firms in such industry group. As a result of this concentration of its investments in this industry group, the Fund is subject to certain risks associated with such institutions, both individually and as a group.  The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities may from time to time reduce the Fund’s ability to readily comply with this investment policy.

DIVERSIFICATION.   The Fund is a diversified company, which means that the Fund may not purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of the Fund’s total assets would be invested in such issuer or (ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.  The Fund, however, intends to meet certain more restrictive tax diversification requirements at the end of each quarter of its fiscal year.

In addition, subject to the foregoing restrictions, for purposes of meeting certain investment restrictions imposed on a European investment company (scheme) that invests in the Fund, subject to the following subparagraphs (a), (b) and (c), the Fund may not invest more than 10% of its net assets in securities issued by a single issuer (which includes related companies and/or institutions):  (a) the Fund may not maintain more than 10% of its net assets on deposit with any one institution (which includes related companies and/or institutions), except that this limit is increased to 30% for deposits with, or securities evidencing deposits issued by, or securities guaranteed by: (i) a European Union (“EU”) credit institution; (ii) a bank authorized in a member state of the European Free Trade Association (“EFTA”); (iii) a bank authorized by a signatory state (other than an EU Member State of EFTA) to the Basel Capital Convergence Agreement of July 1988 (Canada, Japan, United States); or (iv) the Custodian of the Fund or a bank that is an affiliate of the Custodian of the Fund; (b) the Fund may invest up to 100% of its net assets in different securities issued or guaranteed by any EU member state or any local authority of an EU member state or by Australia, Canada, Japan, New Zealand, Norway, Switzerland and the United States of America or by any of the following public international bodies of which one or more EU member states are members: the European Investment Bank, the Asian Investment Bank, the World Bank, Euratom, the European Coal and Steel Community, the European Bank for Reconstruction and Development; the International Finance Corporation, the International Bank for Reconstruction and Development and the Inter American Development Bank, except that in such circumstances the Fund must hold securities from at least six different issues with securities from any one issue not exceeding 30% of its Net Asset Value; (c) the Fund may not own more than 10% of any class of security issued by any single issuer, unless the issuer is an open ended collective investment scheme and may not invest more than 20% of it net assets in another open ended collective investment scheme.

FEES.  The Fund may receive and/or pay certain fees in connection with its lending activities. These fees are in addition to interest payments received and may include fees, such as, original issue discount, up-front fees, commitment fees, assignment fees and prepayment penalty fees. When the Fund buys a Corporate Loan or Corporate Debt Security, it may receive an up-front, or commitment fee and when it sells a Corporate Loan or Corporate Debt Security the Fund may pay an assignment fee. In certain circumstances, the Fund may receive a prepayment penalty fee on the prepayment of a Corporate Loan or Corporate Debt Security by a Borrower.

CURRENCY CONVERSIONS.  Corporate Loans to U.S. subsidiaries of Foreign Borrowers and to U.S. Borrowers with significant foreign-dollar-denominated revenues may provide for conversion of all or part of the loan from a U.S. dollar-denominated obligation into a foreign currency obligation at the option of the Borrower.

FOREIGN CURRENCY SWAPS.  A foreign currency swap is an agreement between two parties to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them. For example, a currency swap may involve the exchange by the Fund with another party of the right to receive foreign currency (paid under a Corporate Loan or Corporate Debt Security) for the right to receive U.S. dollars.  The Fund will enter into a foreign currency swap only if, at the time of entering into the transaction, the counterparty's outstanding debt obligations are investment grade.  This means they are rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's, or determined by the investment manager to be of comparable quality.  The amounts of U.S. dollar payments to be received by the Fund and the foreign currency payments to be received by the counterparty are fixed at the time the swap arrangement is entered into.  This locks in the Fund's right to receive payments under a Corporate Loan or Corporate Debt Security in a predetermined amount of U.S. dollars.  In this way, the swap protects the Fund from the fluctuations in exchange rates.  For more information about foreign currency swaps, see the section in Part B entitled “Goals, Strategies and Risks – Swap  Agreements - Currency Swaps."

DESCRIPTION OF CORPORATE LOAN PARTICIPATION INTERESTS AND ASSIGNMENTS.  The Fund may invest in a Corporate Loan in one of three ways: (1) a direct investment in the Corporate Loan by the Fund serving as one of the Lenders; (2) Participation Interests; or (3) an Assignment. Participation Interests are interests issued by a Lender or other financial institution which represent a fractional interest in a Corporate Loan.  The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests.  Holders of Participation Interests are referred to as Participants; the Agent Bank and any Lenders and Participants interposed between the Fund and a Borrower with respect to a Participation Interest are referred to as Intermediate Participants.  (For a general description of Lenders and Agent Banks, see “Corporate Loans, Assignments and Participations" in the Part B.)  An Assignment represents a portion of a Corporate Loan. Unlike a Participation Interest, the Fund will generally become a "Lender" for the purposes of the terms of the Corporate Loan by purchasing an Assignment.  It can be advantageous to the Fund to make a direct investment in, or invest in an Assignment of, a Corporate Loan, when first issued, as one of the Lenders. Such an investment is typically made at par or at a discount. This means that the Fund receives a return at the full interest rate for the Corporate Loan.

On the other hand, when the Fund invests in a Participation Interest or an Assignment, it may pay a fee or forego a portion of the interest payment.  Consequently, the Fund's return on the investment may not be as great as it would have been if the Fund had made a direct investment in, or invested in an Assignment of, the underlying Corporate Loan when first issued.  However, the Fund may be able to invest in Corporate Loans only through Participation Interests or Assignments at certain times when reduced direct investment opportunities in Corporate Loans may exist.

Opportunities for direct investments in Corporate Loans and to a lesser degree, of investments in Participation Interests or Assignments may, from time to time, be limited.  The Fund may not be able to invest in Corporate Loans other than through Participation Interests or Assignments.  Due to these possible limitations on supply, there is a risk that the Fund may not be able to invest for its principal investment strategy in Corporate Loans or Corporate Debt Securities to meet the level of 80% or more of its net assets, plus the amount of any borrowings for investment purposes, (with respect to floating rate securities and senior secured securities) or for its strategy regarding rating quality, to meet the level of 65% or more of its net assets (with respect to a rating of B or higher by an NRSRO, or, if unrated, a comparable quality as determined by the investment manager).

The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more desirable investments for their own inventory.  This would reduce the availability of the more desirable investments.

If the Fund purchases an Assignment from a Lender, the Fund will assume the role of the original Lender and will have direct contractual rights against the Borrower.  An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

The terms of the Participation Interests are privately negotiated between the Fund as buyer and the Intermediate Participant or Lender, as seller. Typically, the Fund will not have established any direct contractual relationship with the Borrower.  The Fund will be required to rely on the Lender or the Intermediate Participant that sold the Participation Interest for the enforcement of the Fund's rights against the Borrower.  It also will have to rely on that party for the receipt and processing of payments due to the Fund under the Corporate Loans.  In the event the Borrower fails to pay principal and interest when due, the Fund may have to assert rights against the Borrower through an Intermediate Participant.  This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the Borrower.  Moreover, under the terms of a Participation Interest, the Fund may be regarded as a creditor of the Intermediate Participant rather than of the Borrower.  This means that the Fund does not have any direct contractual rights against the Borrower.  Consequently, the Fund is subject to the credit risk of the Lender or Intermediate Participant who sold the Participation Interest to the Fund, in addition to the usual credit risk of the Borrower.  There is a risk that the Lender or Intermediate Participant may become insolvent.  In such event, the Fund may not have any exclusive or senior claim with respect to the interest of the Lender or Intermediate Participant in the Corporate Loan, or in the collateral securing the Corporate Loan.  The Fund, therefore, may not benefit directly from the collateral supporting the underlying Corporate Loan.    Similar risks may arise with respect to the Agent Bank.

The Agent Bank is a Lender that administers the Corporate Loan.  The Agent Bank typically is responsible for collecting principal, interest and fee payments from the Borrower.  The Agent Bank then distributes these payments to all Lenders or Participants that are parties to the Corporate Loan.  The Fund will not act as an Agent Bank.  It generally will rely on the Agent Bank or an Intermediate Participant to collect its portion of the payments.  The Fund will also rely on the Agent Bank to take appropriate actions against a Borrower that is not making payments as scheduled.  Typically, the Agent Bank is given broad discretion in enforcing the terms of the Corporate Loan, and is required to use only the same care it would use in the management of its own property.  The Borrower compensates the Agent Bank for these services.  Such compensation may include special fees paid at the start of Corporate Loans and other fees paid on a continuing basis.

Therefore, when the Fund invests in Corporate Loans through the purchase of Participation Interests, the investment manager must consider the creditworthiness of the Agent Bank and any Intermediate Participants.  In the event that a Borrower becomes bankrupt or insolvent, the Borrower may attempt to assert certain legal defenses as a result of improper conduct by the Agent Bank or Intermediate Participant.  The Fund will invest in Corporate Loans only if, at the time of investment, all outstanding debt obligations of the Agent Bank and Intermediate Participants are rated by an NRSRO with the equivalent of investment grade, i.e., rated BBB or A-3 or higher by S&P or Baa or P-3 or higher by Moody's or determined to be of comparable quality in the investment manager's judgment.

There is a risk that an Agent Bank may have financial difficulty.  An Agent Bank could even declare bankruptcy, or have a receiver, conservator, or similar official appointed for it by a regulatory authority.  If this happens, assets held by the Agent Bank under the Corporate Loan should remain available to holders of Corporate Loans, including the Fund.  However, a regulatory authority or court may determine that assets held by the Agent Bank for the benefit of the Fund are subject to the claims of the Agent Bank's general or secured creditors.  The Fund might incur costs and delays in realizing payment on a Corporate Loan or might suffer a loss of principal or interest.  Similar risks arise in situations involving Intermediate Participants, as described above.

OTHER TYPES OF CORPORATE LOANS AND RELATED RISKS  For revolving credit facility corporate loans (Revolvers) and some types of delayed draw Corporate loans, Lenders, including the Fund, and Intermediate Participants may have an obligation to make future advances to the Borrower at the demand of the Borrower and may have certain other continuing obligations pursuant to the terms of these types of Corporate Loans.  Receivables purchase facilities may be structured as Revolvers that are secured by the Borrower’s receivables.

Delayed Draw Term Loans have characteristics of both Revolvers and term loans, in that, before they are drawn upon by the Borrower, they are similar to a revolver; however when they are drawn upon, they become fully and permanently drawn and are in essence term loans.  The Borrower may draw upon these Delayed Draw Term Loans for the given commitment period for various purposes, including making acquisitions.  The Borrower pays a fee during the commitment period.  Upon funding, when a loan is drawn upon, the loan becomes permanently funded repaid principal amounts may not be reborrowed and interest accrues on the amount outstanding.

A Prefunded L/C Term Loan (Prefunded L/C Loan) is a facility created by the Borrower in conjunction with the Agent Bank as issuers of the loan, and the Prefunded L/C Loan is backed by letters of credit (each letter, an “L/C”).  Each Lender, such as the Fund, in a Prefunded L/C Loan (sometimes referred to as a funded letter of credit facility) fully funds its commitment amount to the Agent Bank for the facility.  The funds are held by the Agent Bank solely to satisfy a Prefunded L/C Loan Lender’s obligation to the Agent Bank under the facility.  The Agent Bank invests the funds paid by the Lenders as deposits that pay interest usually approximating a benchmark rate, such as LIBOR, which is paid to the Borrower.  Generally, the Borrower, via the Agent Bank, pays the Lenders an interest rate, equivalent to the fully drawn spread plus the benchmark rate, usually LIBOR.  The funds will be returned to the Fund as a Lender upon termination of the Prefunded L/C Loan (and upon satisfaction of all obligations).  Under the terms of the Prefunded L/C Loan agreement, a Lender, such as the Fund, may sell and assign all or a portion of its interest in the loan to another Lender so long as the other Lender is eligible and agrees to the terms and conditions of the Prefunded L/C Loan agreement.

Whenever the Borrower needs funds, it draws against the Prefunded L/C Loan and the Agent Bank makes payment to the Borrower by withdrawing some of the amount invested as deposits.  Consequently, the Lenders do not have to advance any additional funds at the time the Borrower draws against the Prefunded L/C Loan.

COMMITMENTS OF THE FUND TO MAKE ADDITIONAL PAYMENTS TO BORROWERS.  Corporate Loans may be structured to include both term loans and revolving credit facilities.  Unlike term loans, revolving credit facilities require the Fund to loan additional amounts at the demand of the Borrower.  Where the Fund purchases a Participation Interest, the Intermediate Participant may have the obligation to make such future advances to the Borrower.

The Fund or its custodian will segregate on the books of the Fund an amount of assets of equivalent value marked to market each business day to meet such future obligations. This amount will be in the form of cash or other liquid assets. Because the Fund will maintain a sufficient amount by segregating such assets on the books for such contingent obligations, the investment manager believes that such obligations do not constitute senior securities under the 1940 Act as interpreted by the SEC. The Fund will not invest in Corporate Loans or Participation Interests that would require the Fund to make future advances that exceed in the aggregate for all such Corporate Loans 20% of the Fund's total assets. The Fund also will not invest in Corporate Loans that would cause the Fund to fail to meet the diversification requirements previously described.

DESCRIPTION OF FLOATING INTEREST RATES.  The rate of interest payable on Corporate Loans or Corporate Debt Securities with Floating Interest Rates is established as the sum of a base lending rate plus a specified margin.  These base lending rates generally are LIBOR, the Prime Rate of a designated U.S. bank, the CD Rate, or another base lending rate used by lenders loaning money to companies, so-called commercial lenders.  The interest rate on Prime Rate-based Corporate Loans and Corporate Debt Securities floats daily as the Prime Rate changes, while the interest rate on LIBOR-based and CD-based Corporate Loans and Corporate Debt Securities is reset periodically, typically at regular intervals ranging between 30 days and one year.

Certain of the Floating Interest Rate Corporate Loans and Corporate Debt Securities in which the Fund will invest may permit the Borrower to select an interest rate reset period of up to one year.  A portion of the Fund's investments may consist of Corporate Loans with interest rates that are fixed for the term of the loan.  Investment in Corporate Loans and Corporate Debt Securities with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's Net Asset Value as a result of changes in interest rates.  The Fund may attempt to limit the exposure of its fixed rate Corporate Loans and Corporate Debt Securities against fluctuations in interest rates by entering into interest rate swap agreements (swaps) or other derivative transactions. Fixed rate Corporate Loans and Corporate Debt Securities that are converted from fixed rate investments to floating rate investments through interest rate swaps or other derivative transactions will be considered to be "Floating Interest Rate Corporate Loans and Corporate Debt Securities" for purposes of the Fund's policy of normally investing at least 80% of its net assets in Floating Interest Rate Corporate Loans and Corporate Debt Securities made to or issued by, Borrowers that are U.S. companies, foreign entities and U.S. subsidiaries of foreign entities.

Corporate Loans and Corporate Debt Securities traditionally have been structured so that Borrowers pay higher margins when they elect LIBOR and CD-based borrower options, in order to permit Lenders to obtain generally consistent yields on Corporate Loans and Corporate Debt Securities, regardless of whether Borrowers select the LIBOR or CD-based options, or the Prime-based option.  In the recent past the differential between the lower LIBOR and CD base rates and the higher Prime Rate base rates prevailing in the commercial bank markets has widened to the point where the higher margins paid by Borrowers for LIBOR and CD-based pricing options do not currently compensate for the differential between the Prime Rate and the LIBOR and CD base rates.

BORRROWING BY THE FUND The Fund is authorized to borrow money and has arranged a credit facility with a bank, which permits it to borrow funds to meet unanticipated or abnormally heavy redemption requests by shareholders in connection with investments or to make redemptions.  However, the Fund will borrow money under this facility only for temporary, extraordinary or emergency purposes.  Under the 1940 Act, the Fund is required with respect to all borrowings to maintain minimum asset coverage of at least 300% immediately following any such borrowing and on an ongoing basis.  The Fund has adopted non-fundamental investment policies that the Fund’s borrowings may not exceed 25% of its Net Asset Value.

The Fund's willingness to borrow money for investment purposes, and the amount it will borrow, will depend on many factors.  The most important factors are investment outlook, market conditions and interest rates.

MATURITIES.  The Fund has no restrictions on portfolio maturity.  The Fund anticipates that a majority of the Corporate Loans and Corporate Debt Securities in which it will invest will have stated maturities ranging from three to ten years.  This means that the Borrower is required to fully repay the obligation within that time period.  The Fund also anticipates that the Corporate Loans and Corporate Debt Securities will have an average expected life of one to five years.

The expected average life of the Corporate Loans and Corporate Debt Securities is less than their stated maturity because it is anticipated that some Borrowers will pay off their obligations early.  Corporate Loans usually will require the Borrower to prepay the Corporate Loan if the Borrower has excess cash flow.  Also, Corporate Loans usually permit the Borrower to prepay at its election.  The degree to which Borrowers prepay Corporate Loans and Corporate Debt Securities, whether as a contractual requirement or at their election, cannot be predicted with accuracy.  General business conditions, the financial condition of the Borrower and competitive conditions among Lenders are all factors that affect prepayments.  Such prepayments may require the Fund to replace a Corporate Loan, Corporate Debt Security or other investment with a lower yielding security.  This may adversely affect the Net Asset Value of the Fund’s shares.

CERTAIN INVESTMENT PRACTICES.  The Fund may use various investment practices that involve special consideration, including lending its portfolio securities, entering into when-issued and delayed delivery transaction and entering into repurchase agreements.  In addition, the Fund has the authority to engage in interest rate swaps and other hedging and risk management transactions.

Risks related to pRINCIPAL Investment Strategies

CREDIT RISK.  The Fund could lose money if an issuer of a Loan, Corporate Debt security or the counterparty to a derivatives contract, repurchase agreement or other investment related agreement is unable or unwilling to make interest payments and/or to repay principal when due. Changes in an issuer’s or counterparty’s financial strength or in a security’s credit rating, which reflects the credit risk presented by a particular issuer, may affect an investment’s value and, thus, impact Fund performance.

Generally the ability of the issuer to meet it financial obligations when due or changes in an issuer’s or counterparty’s financial strength, or changes in a security’s credit rating, which reflects the credit risk presented by a particular issuer, may affect an investment’s value and, thus, impact Fund performance. The Fund could lose money if an issuer of a debt security or the counterparty to a derivatives contract, repurchase agreement or other investment related agreement is unable or unwilling to make interest payments and/or to repay principal when due.

The Corporate Loans and Corporate Debt securities held by the Fund typically will be noninvestment-grade. These investments are usually considered speculative and involve a greater risk of default and price decline due to actual or potential deterioration in the credit quality of the borrower.

The Fund’s credit risk will increase if it invests in loans that are not secured by collateral. Even if the Fund’s claim on a Corporate Loan is senior when it first invests in the loan, the claim may be subordinated or diluted at the time the Fund makes a claim.

When the Fund purchases a Corporate Loan as an assignment, it will be subject to the credit risk of the Borrower. When the Fund purchases a Corporate Loan as a Participation Interest, it will be subject not only to credit risk of the Borrower but also to the credit risk of the Lender or Participant who sold the Participation Interest to the Fund.

FLOATING RATE BANK AND CORPORATE LOANS. In addition to the risks generally associated with debt securities, such as credit, market and interest rate risks, bank and corporate loans (“loans”) are also subject to the risk that the value of the collateral securing a loan may decline, be insufficient to meet the obligations of the borrower, or be difficult to liquidate. In addition, collateral securing a loan may be found invalid, may be used to pay other outstanding obligations of the borrower, or may be difficult to liquidate. The Fund’s access to the collateral may be limited by bankruptcy, other insolvency laws, or by the type of loan the Fund has purchased. For example, if the Fund purchases a Participation Interest instead of an Assignment, it would not have direct access to collateral of the Borrower. As a result, a floating rate loan may not be fully collateralized and can decline significantly in value. Loans generally are subject to legal or contractual restrictions on resale.

The senior secured Corporate Loans and Corporate Debt Securities in which the Fund generally invests are subject to less credit risk than junk bonds. They have features that junk bonds generally do not have. They are senior obligations of the borrower or issuer, are secured by collateral, and generally are subject to certain restrictive covenants in favor of the Lenders or security holders that invest in them. Loan investments are often issued in connection with highly leveraged transactions. Such transactions include leveraged buyout loans, leveraged recapitalization loans, and other types of acquisition financing. These obligations are subject to greater credit risks than other investments including a greater possibility that the borrower may default or enter bankruptcy. Some of these loans may be “covenant lite” loans which do not include terms which allow the lender to control and track the performance of the borrower and declare a default if certain criteria are breached.

The liquidity of loans, including the volume and frequency of secondary market trading in such loans, varies significantly over time and among individual loans. For example, if the credit quality of a loan unexpectedly declines significantly, secondary market trading in that Corporate Loan can also decline for a period of time. During periods of infrequent trading, valuing a loan can be more difficult. If the trading market for a loan becomes illiquid, buying and selling a loan at an acceptable price can be more difficult and delayed. and can result in a loss to the Fund.

LIMITATIONS ON AVAILABILITY OF CORPORATE LOANS, PARTICIPATION INTERESTS, ASSIGNMENTS AND CORPORATE DEBT SECURITIES.  Direct investments in Corporate Loans and, to a lesser degree, investments in Participation Interests or Assignments may from time to time be available to only a limited extent.  Consequently, there is a risk that the Fund may not be able to invest 80% or more of its net assets, plus the amount of any borrowings for investment purposes, in floating rate Corporate Loans and Corporate Debt Securities or in senior secured Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities, as described above. Limitations on the availability of these investments may be due to a number of factors.  There may be more willing purchasers of direct Corporate Loans compared to the available loans. Direct Lenders also may allocate only a small number of Corporate Loans to investors such as the Fund.  The Lenders or the Agent Bank may have an incentive to market the less desirable Corporate Loans, Participation Interests or Assignments to investors such as the Fund while retaining the more attractive investments for themselves.  These factors may reduce the availability of the more desirable investments.  As the market for these investments has developed, the availability of these investments has increased.  Also, as the Fund grows in size, making it possible to purchase larger blocks of these investments readily, the Fund’s bargaining position for the more desirable investments will improve and there will be less risk that the Fund will be unable to invest in desirable investments.

There is a risk that the assets of the Fund may not be promptly and effectively invested during periods when the Fund is experiencing a large inflow of assets.  This means that to the extent that the Fund is not investing its assets primarily in Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities due to the foregoing risks, the Fund may be unable to achieve its investment goal.  The availability of Corporate Loans, Participation Interests, Assignments and Corporate Debt Securities also may from time to time reduce the Fund’s ability to readily comply with the Fund’s investment policy regarding non-concentration in a single industry.

LIQUIDITY RISK.  The Fund may invest in securities that are illiquid due to a limited trading market, financial weakness of the issuer, disruptions in the relevant market, legal or contractual restrictions on resale or transfer, or that are otherwise illiquid in the sense that they cannot be sold within seven days at approximately the price at which the Fund values them.  Such a market can result from adverse political, market or economic conditions affecting previously established securities markets independent of any specific adverse changes in the conditions of a particular issuer.  Securities with reduced liquidity or that are illiquid involve greater risk than securities with more liquid markets.  Market quotations for such securities may be volatile and/or subject to large spreads between bid and ask prices.  Reduced liquidity may have an adverse impact on market price and the Fund’s ability to sell particular securities when necessary to meet the Fund’s liquidity needs or in response to a specific economic event.  In such cases, the Fund, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain issuer or sector.

IMPAIRMENT OF COLLATERAL Collateral impairment is the risk that the value of any collateral securing Corporate Loans and Corporate Debt Securities owned by the Fund will be insufficient in the event that a Borrower defaults.  The terms of these Corporate Loans and Corporate Debt Securities may require that the Borrower maintain collateral to support payment of the obligation.  However, the value of the collateral may decline after the Fund invests, and the Borrower may not be required, or may be unable, to pledge additional collateral.   In addition, collateral securing a loan or debt securities may be found invalid, may be used to pay other outstanding obligations of the Borrower under applicable law, or may be difficult to sell.  In the event that a Borrower defaults, the Fund's access to the collateral may be limited by bankruptcy and other insolvency laws. There is also the risk that the collateral may be difficult to liquidate, or that a majority of the collateral may be illiquid. As a result, the Fund might not receive payments to which it is entitled.

INTEREST RATE.  Interest rate changes can be sudden and unpredictable. Debt securities generally tend to lose market value when interest rates rise and increase in value when interest rates fall. Securities with longer maturities or lower coupons tend to be more sensitive to these rate changes. A related interest rate risk is reinvestment risk, which is the risk that interest rates will be lower when the Fund seeks to reinvest interest and principal payments or the proceeds from a matured Corporate Loan or Corporate Debt security, a Corporate Loan or Corporate Debt security that has been pre-paid (called) or a Corporate Loan or Corporate Debt Security that has been sold, resulting in less interest income to be received by the Fund.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, variable and floating rate securities will not generally increase in value if interest rates decline. Because the Fund holds variable and floating rate securities, a decrease in market interest rates will reduce the interest income to be received from such securities.

LEVERAGE RISK.  Certain transactions may give rise to a form of leverage. Such transactions may include, among others, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leveraging risk. To mitigate leveraging risk, the Fund’s investment manager is required to segregate or “earmark” on its or its custodian’s books cash or liquid assets sufficient to satisfy its future obligations or otherwise cover such transactions that may give rise to such risk. Leveraging may cause a Fund to liquidate portfolio positions to satisfy its obligations or to meet segregation requirements when it may not be advantageous to do so. Leveraging, including borrowing, may cause a Fund’s share price and returns to be more volatile than if the Fund had not been leveraged. This is because leveraging tends to exaggerate the effect of any increase or decrease in the value of a Fund’s portfolio securities.

There is a risk that the costs of borrowing may exceed the income and appreciation, if any, on assets acquired with the borrowed funds.  If this occurs, the use of borrowing as leverage will reduce the investment performance of the Fund compared with what it would have been without leverage.  The costs associated with such borrowings include interest payments, fees and dividends.  The Fund also may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements will increase the cost of borrowing over the stated interest rate.  When the Fund borrows money, the lender will have the right to receive scheduled interest and principal payments.  The lender's right to such payments will be senior to those of the holders of the Fund’s shares.  The terms of any such borrowings may limit certain activities of the Fund, including the payment of dividends to holders of the Fund’s shares.

Furthermore, the lenders may be granted certain voting rights if the Fund defaults in the payment of interest or repayment of principal. Subject to its ability to liquidate its relatively illiquid portfolio securities, the Fund intends to repay the borrowings in the event that the borrowings would impair the Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended (Code). Interest payments and fees paid by the Fund on any borrowings will reduce the amount of income it has available to pay as dividends to the Fund's shareholders.

Successful use of a leveraging strategy depends on the investment manager's ability to predict correctly interest rates and market movements.  There is no assurance that a leveraging strategy will be successful during any period in which it is employed.

FOREIGN EXPOSURE.   The Fund may invest in Corporate Loans and Corporate Debt Securities which are made to, or issued by, Foreign Borrowers, U.S. subsidiaries of Foreign Borrowers and U.S. entities with substantial foreign operations.

Investing in foreign securities typically involves more risks than investing in U.S. securities. Certain of these risks also may apply to securities of U.S. companies with significant foreign operations. These risks can increase the potential for losses in the Fund and affect its share price.

Currency exchange rates.   Foreign securities may be issued and traded in foreign currencies. As a result, their market values in U.S. dollars may be affected by changes in exchange rates between such foreign currencies and the U.S. dollar, as well as between currencies of countries other than the U.S. For example, if the value of the U.S. dollar goes up compared to a foreign currency, an investment traded in that foreign currency will go down in value because it will be worth fewer U.S. dollars. The Fund accrues additional expenses when engaging in currency exchange transactions, and valuation of the Fund's foreign securities may be subject to greater risk because both the currency (relative to the U.S. dollar) and the security must be considered.

Currency management strategies.   Currency management strategies may substantially change the Fund's exposure to currency exchange rates and could result in losses to the Fund if currencies do not perform as the investment manager expects. In addition, currency management strategies, to the extent that they reduce the Fund's exposure to currency risks, may also reduce the Fund's ability to benefit from favorable changes in currency exchange rates. There is no assurance that the investment manager's use of currency management strategies will benefit the Fund or that they will be, or can be, used at appropriate times. Furthermore, there may not be perfect correlation between the amount of exposure to a particular currency and the amount of securities in the portfolio denominated in that currency. Investing in foreign currencies for purposes of gaining from projected changes in exchange rates, as opposed to hedging currency risks applicable to the Fund's holdings, further increases the Fund's exposure to foreign securities losses.

Political and economic developments.   The political, economic and social structures of some foreign countries may be less stable and more volatile than those in the U.S. Investments in these countries may be subject to greater risks of internal and external conflicts, expropriation, nationalization of assets, foreign exchange controls (such as suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, diplomatic developments, currency devaluations, foreign ownership limitations, and punitive or confiscatory tax increases. It is possible that a government may take over the assets or operations of a company or impose restrictions on the exchange or export of currency or other assets. Some countries also may have different legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund's investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund's investments.

Trading practices.   Brokerage commissions, withholding taxes, custodial fees, and other fees generally are higher in foreign markets. The policies and procedures followed by foreign stock exchanges, currency markets, trading systems and brokers may differ from those applicable in the U.S. with possibly negative consequences to the Fund. The procedures and rules governing foreign trading, settlement and custody (holding of the Fund's assets) also may result in losses or delays in payment, delivery or recovery of money or other property. Foreign government supervision and regulation of foreign securities markets and trading systems may be less than or different from government supervision in the U.S. and may increase the Fund's regulatory and compliance burden and/or decrease the Fund's investor rights and protections.

Availability of information.   Foreign issuers may not be subject to the same disclosure, accounting, auditing and financial reporting standards and practices as U.S. issuers. Thus, there may be less information publicly available about foreign issuers than about most U.S. issuers.

Limited markets.   Certain foreign securities may be less liquid (harder to sell) and their prices may be more volatile than many U.S. securities. Illiquidity tends to be greater, and valuation of the Fund's foreign securities may be more difficult, due to the infrequent trading and/or delayed reporting of quotes and sales.

Regional.   Adverse conditions in a certain region can adversely affect securities of issuers in other countries whose economies appear to be unrelated. To the extent that a Fund invests a significant portion of its assets in a specific geographic region, the Fund will generally have more exposure to regional economic risks. In the event of economic or political turmoil or a deterioration of diplomatic relations in a region or country where a substantial portion of the Fund's assets are invested, the Fund may experience substantial illiquidity.

Developing markets.   The risks of foreign investments typically are greater in less developed countries, sometimes referred to as developing or emerging markets. For example, the political, social, market regulation and economic structures and institutions in these countries may be less established, including those supporting the regulatory and legal systems and financial markets may be less established and more vulnerable to corruption and fraud, and may change rapidly. These countries are more likely to experience high levels of inflation, deflation or currency devaluation, which can harm their economies and securities markets and increase volatility. In fact, short-term volatility in these markets and declines of 50% or more are not uncommon. Investments in less developed markets generally accrue higher fees and expenses and exhibit greater price volatility and valuation challenges. They may be subject to greater risk of expropriation, nationalization, confiscatory or punitive taxation, and foreign investment and divestment restrictions. Restrictions on currency trading that may be imposed by developing market countries will have an adverse effect on the value of the securities of companies that trade or operate in such countries. Finally, such securities markets are smaller, relatively less liquid and may not be as efficient or established in terms of settlement, custody and securities registration.

FINANCIAL SERVICES COMPANIES.  As discussed above, the Fund will invest more than 25% of its net assets in the securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies. As a result, general market and economic conditions as well as other risks specific to the financial services industry will impact the Fund's investments and its performance. For example, increases in interest rates can have a negative effect on the profitability of financial services companies. In addition, the financial services industry, including banks, insurance companies and investment banking firms, have recently experienced significant losses in value and the possible recapitalization of such companies (excluding direct investments by the U.S. Government) may present greater risks of loss to shareholders and other security holders.

Financial services companies are subject to extensive government regulation, which tends to limit not only the amount and types of loans and other financial commitments a financial services company can make, but the interest rates and fees it can charge. These limitations can have a significant impact on the profitability of a financial services company.

Insurance companies may be subject to heavy price competition, claims activity, marketing competition and general economic conditions. Certain lines of insurance can be significantly influenced by specific events. For example, property and casualty insurer profits may be affected by certain weather catastrophes and other disasters, including terrorism; and life and health insurer profits may be affected by mortality risks and morbidity rates.

The financial services industry continues to undergo change as existing distinctions between banking, insurance and brokerage businesses become blurred. In addition, the financial services industry continues to experience consolidations, development of new products and structures and changes to its regulatory framework. These changes are likely to have a significant impact on the financial services industry and the Fund, but it is not possible to predict whether the effect will be beneficial or adverse. That depends not only upon how these changes affect the industry, but also how the particular securities in the Fund's portfolio are affected.

Derivative Instruments

The performance of derivative instruments depends largely on the performance of an underlying instrument or index and such instruments often have risks similar to their underlying instrument in addition to other risks. Derivative instruments involve costs, may be volatile, and may involve a small initial investment relative to the risk assumed. Their successful use will usually depend on the investment manager’s ability to accurately forecast movements in the market relating to the underlying instrument. Should a market or markets, or prices of particular classes of investments move in an unexpected manner, especially in unusual or extreme market conditions, the Fund may not achieve the anticipated benefits of the transaction, and it may realize losses, which could be significant. If the investment manager is not successful in using such derivative instruments, the Fund’s performance may be worse than if the investment manager did not use such derivative instruments at all. To the extent that the Fund uses such instruments for hedging purposes, there is the risk of imperfect correlation between movements in the value of the derivative instrument and the value of underlying investment or other asset being hedged. There is also the risk, especially under extreme market conditions, that an instrument, which usually would operate as a hedge, provides no hedging benefits at all.

Use of these instruments could also result in a loss if the counterparty to the transaction (with respect to OTC instruments, swap agreements and forward currency contracts) does not perform as promised, including because of such counterparty’s bankruptcy or insolvency. This risk may be heightened during volatile market conditions. Other risks include the inability to close out a position because the trading market becomes illiquid (particularly in the OTC markets) or the availability of counterparties becomes limited for a period of time. In addition, the presence of speculators in a particular market could lead to price distortions. To the extent that the Fund is unable to close out a position because of market illiquidity, the Fund may not be able to prevent further losses of value in its derivatives holdings and the Fund’s liquidity may be impaired to the extent that it has a substantial portion of its otherwise liquid assets marked as segregated to cover its obligations under such derivative instruments. The Fund may also be required to take or make delivery of an underlying instrument that the investment manager would otherwise have attempted to avoid. Some derivatives can be particularly sensitive to changes in interest rates or other market prices. Investors should bear in mind that, while the Fund intends to use derivative strategies on a regular basis, it is not obligated to actively engage in these transactions, generally or in any particular kind of derivative, if the investment manager elects not to do so due to availability, cost or other factors.

The use of derivative strategies may also have a tax impact on the Fund. The timing and character of income, gains or losses from these strategies could impair the ability of the investment manager to utilize derivatives when it wishes to do so.

RATINGS RISK. The use of credit ratings in evaluating securities can involve certain risks, including the risk that the opinion of the rating agency may not reflect the issuer's current financial condition or events since the security was last rated, or that the rating was influenced by conflicts of interest.  Additionally, proposed legislation and regulations to reform rating agencies may impact the Fund’s investments or investment process.  Unrated securities determined by the investment manager to be of comparable quality to rated securities which the Fund may purchase may still pay a higher interest rate than rated bonds and be subject to a greater extent to risk of loss by default or price changes, and will depend for the accuracy of the rating to a greater extent on the investment manager’s analysis of credit risk.

MARKET RISK. The market value of securities owned by the Fund will go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting individual issuers, securities markets generally or particular industries or sectors within the securities markets. The value of a security may go up or down due to general market conditions which are not specifically related to a particular issuer, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also go up or down due to factors which affect an individual issuer or a particular industry or sector, such as changes in production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value. When markets perform well, there can be no assurance that the Fund's securities will participate in or otherwise benefit from the advance.

Generally, stocks have historically outperformed other types of investments over the long term. Individual stock prices, however, tend to go up and down more dramatically. A slower-growth or recessionary economic environment could have an adverse effect on the price of the various stocks held by the Fund.

MANAGEMENT RISK.  The Fund is actively managed and could experience losses if investment management's judgments about markets, interest rates or the attractiveness, relative values, liquidity, or potential appreciation of particular investments made for the Fund's portfolio prove to be incorrect. There can be no guarantee that these techniques or investment management's investment decisions will produce the desired results. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to investment management in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.

RISK OF DECLINE IN NET ASSET VALUE DUE TO REDEMPTIONS; INABILITY TO LIQUIDATE SHARES. The Fund may be required to sell portfolio holdings to raise cash holdings to meet redemption requests, which may cause the market prices of the Fund’s portfolio holdings, and hence the Fund’s Net Asset Value, to decline.  If such a decline occurs, the Fund cannot predict its magnitude or whether such a decline would be temporary or continue indefinitely.  In addition, the sale of portfolio holdings will increase the Fund’s transaction expenses, and the Fund may receive proceeds from the sale of portfolio securities that are less than their valuations by the Fund.  Accordingly, because of large redemption requests, the Fund’s Net Asset Value per share may decline more than it otherwise might, thereby reducing the amount of proceeds received by redeeming shareholders and the Net Asset Value per share for non-redeeming shareholders.

PORTFOLIO TURNOVER.  The investment manager will sell a security when it believes it is appropriate to do so, regardless of how long the Fund has held the security. Because of the anticipated use of certain investment strategies, the Fund’s turnover rate may exceed 100% per year. The rate of portfolio turnover will not be a limiting factor for the investment manager in making decisions on when to buy or sell securities. High turnover will increase the Fund’s transaction costs and may increase your tax liability if the transactions result in capital gains, some of which may be taxed as ordinary income.

More detailed information about the Fund, its policies and risks can be found in Part B.

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Fund's Part B.

Item 10.  Management, Organization, and Capital Structure

(a)  Management

(1)  Investment Adviser

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund’s investment manager.  Together, Advisers and its affiliates manage, as of September 30, 2011, over $659 billion in assets, and have been in the investment management business since 1947.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended July 31, 2011, management fees, before any advance waiver, were 0.80% of the Fund's average net assets. Under an agreement by the investment manager to limit its fees, the Fund paid 0.77% of its average net assets to the investment manager for its services.  The investment manager may end this arrangement at any time upon notice to the Fund's board of trustees.

A discussion regarding the basis for the board of trustees approving the investment advisory contract of the Fund is available in the Fund's annual report to shareholders for the fiscal year ended July 31.

(2)  Portfolio Manager

The Fund is managed by a team of dedicated professionals focused on investments in senior secured Corporate Loans and Corporate Debt Securities.   The portfolio managers of the team are as follows:

Richard S. Hsu CFA®1 Vice President of Advisers

Mr. Hsu has been a manager of the Fund since 2000. He has primary responsibility for the investments of the Fund. He has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio risk assessment, and the management of daily cash balances in accordance with anticipated management requirements. The degree to which he may perform these functions, and the nature of these functions, may change from time to time.  He joined Franklin Templeton Investments in 1996.

Madeline Lam, Vice President of Advisers

Ms. Lam has been a manager of the Fund since 2004, providing research and advice on the purchases and sales of individual securities, and portfolio risk assessment.  She joined Franklin Templeton Investments in 1998.

1. CFA® and Chartered Financial Analyst® are trademarks owned by CFA Institute.

Part B provides additional information about the portfolio managers’ compensation, other accounts that they manage and their ownership of Fund shares.

(3)         Legal Proceedings

In 2003 and 2004, multiple lawsuits were filed against Franklin Resources, Inc., and certain of its investment advisor subsidiaries, among other defendants, alleging violations of federal securities and state laws and seeking, among other relief, monetary damages, restitution, removal of fund trustees, directors, investment managers, administrators, and distributors, rescission of management contracts and 12b-1 plans, and/or attorneys’ fees and costs. Specifically, the lawsuits claim breach of duty with respect to alleged arrangements to permit market timing and/or late trading activity, or breach of duty with respect to the valuation of the portfolio securities of certain Templeton funds managed by Franklin Resources, Inc. subsidiaries, allegedly resulting in market timing activity. The lawsuits are styled as class actions, or derivative actions on behalf of either the named funds or Franklin Resources, Inc., and have been consolidated for pretrial purposes along with hundreds of other similar lawsuits against other mutual fund companies. All of the Franklin Templeton Investments mutual funds that were named in the litigation as defendants have since been dismissed, as have the independent trustees to those funds.

Franklin Resources, Inc. previously disclosed these private lawsuits in its regulatory filings and on its public website.  Any material updates regarding these matters will be disclosed in Franklin Resources, Inc.’s Form 10-Q or Form 10-K filings with the U.S. Securities and Exchange Commission.

(b)  Capital Stock

The Fund's shares have not been registered under the Securities Act of 1933.  See Item 11.  There are no other unique or unusual restrictions on the right freely to retain or dispose of the Funds’ shares or material obligations or potential liabilities associated with holding the Funds’ shares (not including investment risks) that may expose investors to significant risks.

Item 11.  Shareholder Information

(a)  Pricing of Fund Shares

The value of a mutual fund is determined by deducting the fund’s liabilities from the total assets of the portfolio.  The offering price of the Fund’s shares is based on the Fund’s Net Asset Value.  The Fund calculates the Net Asset Value per share each business day at the close of trading on the New York Stock Exchange (normally 1:00 p.m. Pacific time).  The Fund does not calculate the Net Asset Value on days the NYSE is closed for trading, which include New Year’s Day, Martin Luther King Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  Requests to buy and sell shares are processed at the Net Asset Value next calculated after the Fund receives a request in proper form.  The Fund’s Net Asset Value per share is calculated by dividing its net assets by the number of its shares outstanding.  Expenses of the Fund, including fees payable to the investment manager, are accrued daily.

When determining its Net Asset Value, the Fund values cash and receivables at their realizable amounts, and records interest as accrued and dividends on the ex-dividend date. The Fund generally utilizes two independent pricing services to assist in determining a current market value for each security.  If market quotations are readily available for portfolio securities listed on a securities exchange, the Fund values those securities at the last quoted sale price or the official closing price of the day, respectively, or, if there is no reported sale, within the range of the most recent quoted bid and ask prices.  The Fund values over-the-counter portfolio securities within the range of the most recent bid and ask prices.  If portfolio securities trade both in the over-the-counter market and on a stock exchange, the Fund values them according to the broadest and most representative market.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the New York Stock Exchange (NYSE).  The value of these securities used in computing the Net Asset Value is determined as of such times.  Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the Net Asset Value.  The Fund relies on third party pricing vendors to monitor for events materially affecting the value of these securities during this period. If an event occurs, the third party pricing vendors will provide revised values to the Fund.

Fair Valuation – Individual Securities

Since the Fund may invest in securities that are restricted, unlisted, traded infrequently, thinly traded, or relatively illiquid, there is the possibility of a differential between the last available market prices for one or more of those securities and the latest indications of market values for those securities.  The Fund has procedures, approved by the board of trustees, to determine the fair value of individual securities and other assets for which market prices are not readily available (such as certain restricted or unlisted securities and private placements) or which may not be reliably priced (such as in the case of trade suspensions or halts, price movement limits set by certain foreign markets, and thinly traded or illiquid securities).  Some methods for valuing these securities may include: fundamental analysis (earnings multiple, etc.), matrix pricing, discounts from market prices of similar securities, or discounts applied due to the nature and duration of restrictions on the disposition of the securities. The board of trustees oversees the application of fair value pricing procedures.

The application of fair value pricing procedures represents a good faith determination based upon specifically applied procedures.  There can be no assurance that the Fund could obtain the fair value assigned to a security if it were able to sell the security at approximately the time at which the Fund determines its Net Asset Value per share.

Security Valuation – Corporate Debt Securities

Corporate debt securities generally trade in the over-the-counter market rather than on a securities exchange. The Fund may value these portfolio securities by utilizing quotations from bond dealers, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security. The Fund’s pricing services may utilize independent quotations from bond dealers and bond market activity to determine current value.

Security Valuation – Senior Secured Corporate Loans

Senior secured corporate loans with floating or variable interest rates generally trade in the over-the-counter market rather than on a securities exchange.  The Fund may value these portfolio securities by utilizing quotations from loan dealers and other financial institutions, information with respect to bond and note transactions and may rely on independent pricing services to assist in determining a current market value for each security.  These pricing services use independent market quotations from loan dealers or financial institutions and may incorporate valuation methodologies that incorporate multiple bond characteristics.  These characteristics may include dealer quotes, issuer type, coupon, maturity, weighted average maturity, interest rate spreads and yield curves, cash flow and credit risk/quality analysis.

(b)  Purchase of Fund Shares

The Fund engages in a continuous offering of its shares at a price equal to the Net Asset Value next determined after a purchase order is received in proper form.  No sales charge is imposed on the Fund’s shares.  Consequently, sales commissions do not reduce the proceeds of the offering available to the Fund for investment.  The Fund may suspend the continuous offering of its shares at any time without prior notice.  Similarly, the Fund may resume the offering at any time.  If there is a suspension of the offering of the Fund’s shares, shareholders that reinvest their distributions in additional shares will be permitted to continue to make those reinvestments.

The Fund’s shares have not been registered under the Securities Act of 1933, as amended (1933 Act), which means they may not be sold publicly.  The Fund’s shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act.  This Prospectus is not offering to sell or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.  Investments in the Fund may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at net asset value.  In the interest of economy and convenience, certificates for Fund shares will not be issued.  The Fund does not issue share certificates.

Shares of the fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act.  Accredited investors include common or commingled trust funds, investment companies and other institutional investors.  It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the “Feeder Funds”).  Each of the Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund.  The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities.  The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

Funds should be wired to the Fund’s bank account at The Bank of New York Mellon, for credit to the Fund’s account.  All investments in the Fund are credited to the shareholder’s account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share).

Shares of the Fund generally may be purchased on any day the Fund is open for business.  Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund’s custodian are closed.

 (c)  Redemption of Fund Shares

As stated above, the Fund’s shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the Net Asset Value per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Fund. The U.S. federal income tax consequences to a shareholder on receipt of a distribution in partial or complete redemption of the shareholder’s shares of the Fund are described above in Item 7, Tax Consequences.

Additional Policies.  Please note that the Fund maintains additional policies and reserves certain rights, including:

o In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

o For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency or if the payment by check or wire would be harmful to existing shareholders.

(d)  Dividends and Distributions

The Fund typically declares dividends each day that its net asset value is calculated and pays them monthly.  Your account begins to receive dividends on the day after the Fund receives your investment and continues to receive dividends through the day it receives a request to sell your shares.  Net realized capital gains, if any, may be distributed at least annually.  The Fund does not pay “interest.”  The amount of any distribution from the Fund will vary and there is no guarantee that the Fund will pay either income dividends or capital gain distributions. The character of any such income dividends or capital gains in the hands of shareholders for U.S. federal income tax purposes is described below in Item 7, Tax Consequences.

.

(e)                       Frequent Purchases and Redemptions of Fund Shares

The board of trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements.  Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares

Item 12.  Distribution Arrangements

(a)  Sales Loads

Not applicable.

(b)  Rule 12b-1 Fees

Not applicable.

(c)  Additional Information on Master Feeder Funds

It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the “Feeder Funds”).  Each of the Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund.  The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities.  The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

As a master fund, the Fund may have one or more funds that serve as feeder funds.  Any change to the fundamental investment objective or the fundamental investment restrictions would be submitted to all the feeder funds, as required within the feeder funds’ jurisdiction.  It is possible that a change in fundamental investment objective or fundamental investment restriction could be approved by a majority of shareholders even if some of the feeder funds voted against the change.

The response to Item 13 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Franklin Templeton Investments

Franklin Floating Rate Master Trust

Franklin Floating Rate Master Series

December 1, 2011

FORM N-1A, PART B

Item 14.  Cover Page and Table of Contents

(a)  Cover Page

Franklin Floating Rate Master Trust (Trust) is a diversified open-end management investment company that has one series of shares of beneficial interest, the Franklin Floating Rate Master Series (the “Fund”).  The Fund’s goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.

This Part B, referred to as the Statement of Additional Information (SAI), is not a prospectus.  It contains information in addition to the information in the Fund’s Part A, which serves as its prospectus.  The Fund’s prospectus, dated December 1, 2011, which we may amend from time to time, contains the basic information you should know before investing in the Fund.  You should read this SAI together with the Fund’s prospectus.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (1933 Act). Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act.  Accredited investors include common or commingled trust funds, investment companies and other institutional investors.

For a free copy of the current prospectus or annual report, contact the Legal Department at Franklin Templeton Investments at (800) 632-2350, extension 23504.

Investment company shares, annuities, and other investment products:

• are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;

• are not deposits or obligations of, or guaranteed or endorsed by, any bank;

• are subject to investment risks, including the possible loss of principal.

When reading this Part B, you will see certain terms beginning with capital letters.

This means the term is explained under “Useful Terms and Definitions.”

(b)  Table of Contents

Item 14. Cover Page. and Table of Contents...................

Item 15. Fund History........................................

Item 16. Description of the Fund and its Investments and Risks

Item 17. Management of the Fund..............................

Item 18. Control Persons and Principal Holders of Securities.

Item 19. Investment Advisory and Other Services..............

Item 20. Portfolio Managers……… …………………………………………………………….…

Item 21. Brokerage Allocation and Other Practices............

Item 22. Capital Stock and Other Securities..................

Item 23. Purchase, Redemption and Pricing of Shares..........

Item 24. Taxation of the Fund................................

Item 25. Underwriters........................................

Item 26. Calculation of Performance Data.....................

Item 27. Financial Statements................................

Item 15.  Fund History

The Trust is an open-end management investment company, commonly called a mutual fund.  The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) and filed its Certificate of Trust in the State of Delaware on November 16, 1999 and was initially registered as a closed-end management investment company with the Securities and Exchange Commission (SEC).  On June 11, 2002, the board of trustees voted to register the Trust as an open-end management investment company, to amend the Trust’s Agreement and Declaration of Trust and By-laws for the same purpose and to submit these changes to the vote of the Trust’s shareholders.  The Trust’s shareholders approved these changes on June 26, 2002 by an affirmative vote of 100% of the shareholders.

After the Trust converted to an open-end investment company, each of the Trust’s shareholders had the same number of shares and beneficial interest in the same NAV of the Trust as each did before the conversion.  In the conversion, there were no taxable events for the Trust or its shareholders.

Item 16.  Description of the Fund and its Investments and Risks

Goals, Strategies and Risks

How Does the Fund Invest Its Assets?

Investment Goal.   The Fund’s goal is to provide as high a level of current income and preservation of capital as is consistent with investment primarily in senior secured Corporate Loans and Corporate Debt Securities with Floating Interest Rates.

Franklin Advisers, Inc. (Advisers), the Fund’s investment manager, uses its credit analysis to select suitable investments for the Fund.  The Fund seeks to achieve its goal by investing at least 80% of its net assets in Corporate Loans and Corporate Debt Securities that are made to, or issued by Borrowers that are U.S. companies, foreign borrowers and U.S. subsidiaries of foreign borrowers and that have Floating Interest Rates. Net assets for the 80% policy include the amount of any borrowings for investment purposes.

The following gives more detailed information about the Fund’s investment policies and the types of investments that it may make. Please read this information together with the section “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings” in Part A.

Glossary of Investments, Techniques, Strategies and Their Risks

Certain words or phrases may be used in descriptions of Fund investment policies and strategies to give investors a general sense of the Fund's levels of investment.  They are broadly identified with, but not limited to, the following percentages of Fund total assets:

"small portion"         less than 10%

"portion"               10% to 25%

"significant"           25% to 50%

"substantial"           50% to 66%

"primary"               66% to 80%

"predominant"           80% or more

If the Fund intends to limit particular investments or strategies to no more than specific percentages of Fund assets, Part A and Part B will clearly identify such limitations.  The percentages above are not limitations unless specifically stated as such in the Fund's Part A or elsewhere in Part B.

Fundamental Investment Policies

The Fund has adopted the following restrictions as fundamental policies.  These restrictions may not be changed without the approval of a majority of the Fund’s outstanding shares.  Under the Investment Company Act of 1940, as amended (1940 Act), this means the lesser of (i) 67% of the Fund’s shares represented at a meeting at which more than 50% of the Fund’s outstanding shares are represented or (ii) more than 50% of the Fund’s outstanding shares.  None of the following restrictions shall be construed to prevent the Fund from investing all of its assets in another management investment company with an investment goal, policies and restrictions that are substantially the same as the investment goal, policies and restrictions of the Fund.  As a matter of fundamental policy, the Fund may not:

1.   Borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

2.   Act as an underwriter except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

3.   Make loans if, as a result, more than 33 1/3 percent of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (i) the lending of portfolio securities, (ii) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (iii) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

4.   Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

5.   Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) engaging in transactions involving currencies and futures contracts and options thereon or (ii) investing in securities or other instruments that are secured by physical commodities.

6.   Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

7.   Invest more than 25% of the Fund's net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies), except that, under normal market conditions, the Fund will invest more than 25% of its net assets in securities of companies operating in the industry group consisting of financial institutions and their holding companies, including commercial banks, thrift institutions, insurance companies and finance companies.  For purposes of this restriction, the Fund currently considers such companies to include the Borrower, the Agent Bank and any Intermediate Participant (as defined in the Fund’s Prospectus).

8.   Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of the Fund’s total assets would be invested in such issuer or (ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions, except that with respect to borrowing, if the borrowing exceeds the Fund’s percentage restriction on borrowing, the Fund will reduce its borrowing within three days to no more than the percentage restriction.

Non-Fundamental Investment Policies

In addition, the Fund has adopted the following non-fundamental investment policies, which may be changed without shareholder approval:

1. The Fund requires that at the end of the close of each business quarter not more than 25% of its total assets will be invested in securities of a single issuer (including corporate loans but excluding US government securities or the securities of regulated investment companies) and in respect of 50% of its total assets, not more than 5% of its assets will be invested in the securities of any one issuer and securities held by the Fund will not consist of more than 10% of any single issuer’s outstanding voting securities.

2. The Fund does not intend to invest more than 20% of its assets in the obligations of entities in any single industry.

3. The Fund may not invest more than 15% of its net assets in illiquid securities.  Illiquid securities for these purposes are securities which may not be converted to cash for a period of 10 days.*

4. The Fund may not invest more than 10% of its net assets in securities that are not listed, traded or dealt in on Recognized Markets.

5. Subject to (6) and (7) below, the Fund may not invest more than 10% of its net assets in securities issued by a single issuer.  Related companies/institutions are regarded as a single issuer for the purpose of this restriction.

6. The Fund may not maintain more than 10% of its net assets on deposit with any one institution.  This limit is increased to 30% for deposits with, or securities evidencing deposits issued by, or securities guaranteed by; (i) an EU credit institution; (ii) a bank authorized in a member state of the European Free Trade Association (EFTA); (iii) a bank authorized by a signatory state (other than an EU Member State of EFTA) to the Basel Capital Convergence Agreement of July 1988 (Canada, Japan, United States); or (iv) the Custodian of the Company or a bank that is an affiliate of the Custodian of the Company.  Related companies and institutions are regarded as a single issuer for the purposes of this restriction.

7. The Fund may invest up to 100% of its net assets in different securities issued or guaranteed by any EU member state or any local authority of an EU member state or by Australia, Canada, Japan, New Zealand, Norway, Switzerland and the United States of America or by any of the following public international bodies of which one or more EU member states are members: the European Investment Bank, the Asian Investment Bank, the World Bank, Euratom, the European Coal and Steel Community, the European Bank for Reconstruction and Development; the International Finance Corporation, the International Bank for Reconstruction and Development and the Inter‑American Development Bank.  In such circumstances the Fund must hold securities from at least six different issues with securities from any one issue not exceeding 30% of its Net Asset Value.

8. The Fund may not own more than 10% of any class of security issued by any single issuer, unless the issuer is an open‑ended collective investment scheme.  The Fund may not invest more than 20% of it net assets in another open‑ended collective investment scheme.  Where investment is made into another collective investment scheme managed by the same management company or by an associated or related company, the investment manager of the scheme in which the investment is being made will waive the preliminary/initial charge which it is entitled to charge for its own account in relation to the acquisition of units.  If a commission is received by the investment manager by virtue of an investment in the shares of another collective investment scheme and that other collective investment scheme is managed by a related company then this commission will be paid into the property of the Fund.

9. The Fund may not make short sales of securities or trade securities not owned by it or for its account or otherwise maintain a short position.

10. The Fund’s borrowings may not exceed 25% of its net asset value.  Repurchase and securities lending agreements used for efficient portfolio management purposes shall not be regarded as borrowings for the purposes of this limitation.

11. The Fund may not invest more than 5% of its net assets in warrants.

     12. The Fund may invest, buy or engage in interest rate, currency and credit default swaps (including loan credit default swaps) and options on interest swaps.

*The Fund is subject to the following more restrictive limitation, which the SEC has provided as guidance for open-end funds: Illiquid securities for purposes of this limitation are securities that may not be converted to cash for a period of seven days, generally because they are not readily marketable or are subject to restrictions on resale.

The non-fundamental investment restrictions referred to above, except with respect to borrowing, apply at the time of the purchase of the investments.  If the limits set out above are exceeded for reasons beyond the control of the Fund, or as a result of the exercise of subscription rights, the Fund must adopt as a priority objective the remedying of that situation, taking due account of the interests of shareholders.  For the avoidance of doubt the Fund will not take or seek to take legal or management control of the issuer of any of its underlying investments.

Borrowing  The 1940 Act and the SEC's current rules, exemptions and interpretations thereunder, permit the Fund to borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks. The Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise. In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund's holdings would be disadvantageous from an investment standpoint.

If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund's Net Asset Value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

In addition to borrowings that are subject to 300% asset coverage and are considered by the SEC to be permitted "senior securities," the Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made. A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

Segregation of assets.   Consistent with SEC staff guidance, financial instruments that involve obligations to make future payments to third parties will not be viewed as creating any senior security provided that the Fund covers its obligations as described below. Those financial instruments can include, among others, (i) securities purchased on a when-issued, delayed delivery, and to be announced basis, (ii) futures contracts, (iii) forward currency contracts, (iv) swaps, (v) written options, (vi) unfunded commitments, (vii) securities sold short, and (viii) reverse repurchase agreements.

Consistent with SEC staff guidance, the Fund will consider its obligations involving such a financial instrument as “covered” when the Fund (1) maintains an offsetting financial position, or (2) segregates liquid assets (constituting cash, cash equivalents or other liquid portfolio securities) equal to the Fund’s exposures relating to the financial instrument, as determined on a daily basis. Dedicated Fund compliance policies and procedures, which the board of trustees has approved, govern the kinds of transactions that can be deemed to be offsetting transactions for purposes of (1) above, and the amounts of assets that need to be segregated for purposes of (2) above (Asset Segregation Policies).

In the case of forward currency contracts, the Fund may offset the contracts for purposes of (1) above when the counterparties, terms and amounts match, otherwise an appropriate amount of assets will be segregated consistent with (2) above. Segregated assets for purposes of (2) above are not required to be physically segregated from other Fund assets, but are segregated through appropriate notation on the books of the Fund or the Fund’s custodian.

The Fund’s Asset Segregation Policies may require the Fund to sell a portfolio security or exit a transaction, including a transaction in a financial instrument, at a disadvantageous time or price in order for the Fund to be able to segregate the required amount of assets. If segregated assets decline in value, the Fund will need to segregate additional assets or reduce its position in the financial instruments. In addition, segregated assets may not be available to satisfy redemptions or for other purposes, until the Fund’s obligations under the financial instruments have been satisfied. In addition, the Fund’s ability to use the financial instruments identified above may under some circumstances depend on the nature of the instrument and amount of assets that the Asset Segregation Policies require the Fund to segregate. The Asset Segregation Policies provide, consistent with current SEC staff positions, that for futures and forward contracts that require only cash settlement, and swap agreements that call for periodic netting between the Fund and its counterparty, the segregated amount is the net amount due under the contract, as determined daily on a mark-to-market basis. For other kinds of futures, forwards and swaps, the Fund must segregate a larger amount of assets to cover its obligations, which essentially limits the Fund’s ability to use these instruments. If the SEC staff changes its positions concerning the segregation of the net amount due under certain forwards, futures and swap contracts, the ability of the Fund to use the financial instruments could be negatively affected.

Corporate Loans, Assignments and Participations

Corporate loans.   Corporate loans typically are structured and negotiated by a group of financial institutions, including in some cases, the Fund, each of which is referred to as a lender, that provide the monies loaned to the borrowers. In return, the borrowers pay interest and repay loan's principal to the lenders. Such corporate loans often pay interest rates that are reset periodically on the basis of a floating base lending rate, such as the London Interbank Offered Rate (LIBOR) plus a premium. The Fund may acquire corporate loans directly at the time of the loan's closing or by buying an assignment of all or a portion of the corporate loan from a lender. The Fund may also acquire indirect ownership of the corporate loan by buying a loan participation from a lender or other purchaser of a participation. Corporate loans may include term loans and, to the extent permissible for the Fund, revolving credit facilities, prefunded letters of credit term loans, delayed draw term loans and receivables purchase facilities.

The Fund limits the amount of total assets that it will invest in any one issuer. For purposes of these limitations, the Fund generally will treat the borrower as the "issuer" of indebtedness held by the Fund. In loan participations, a bank or other lending institution serves as financial intermediary between the Fund and the borrower, the participation may not shift to the Fund the direct debtor-creditor relationship with the borrower. In this case, SEC interpretations require the Fund, in appropriate circumstances, to treat both the lending bank or other lending institution and the borrower as "issuers" for these purposes. Treating a financial intermediary as an issuer of indebtedness may restrict a Fund's ability to invest in indebtedness related to a single financial intermediary, or intermediaries engaged in the same industry, even if the underlying borrowers represent different companies and industries.

Negotiation and administration of loans.   Each type of corporate loan in which the Fund may invest typically is structured by a group of lenders. This means that the lenders participate in the negotiations with the corporate borrower and in the drafting of the terms of the corporate loan. The group of lenders often consists of commercial banks, thrift institutions, insurance companies, finance companies, other financial institutions, or in some cases investment companies such as the Fund. Under normal circumstances, the Fund will not act as the sole negotiator or sole originator for a corporate loan. One or more of the lenders usually administers the corporate loan on behalf of all the lenders; this lender is referred to as the Agent Bank.

Three ways to invest in corporate loans.   The Fund may invest in corporate loans in any of three ways. The Fund may: (i) make a direct investment in a corporate loan by participating as one of the initial lenders; (ii) make a direct investment by purchasing an assignment of part or all of a corporate loan; or (iii) make an indirect investment by purchasing a participation interest in a corporate loan. Participation interests are interests sold by a lender or other holders of participation interests, which usually represent a fractional interest in a corporate loan. An assignment represents a direct interest in a corporate loan or portion of a corporate loan previously owned by a different lender. Unlike where the Fund purchases a participation interest, the Fund will generally become a lender for the purposes of the relevant corporate loan agreement by purchasing an assignment.

1. Direct investments in corporate loans.   When the Fund invests as an initial lender in a new corporate loan, the investment may be made at a discount to par. This means that the Fund receives a return at the full interest rate for the corporate loan, which incorporates the discount.

2. Assignments of corporate loans.   If the Fund purchases an assignment of a corporate loan from a lender, the Fund will assume the position of the original lender. The Fund will have the right to receive payments directly from the corporate borrower and to enforce its contractual rights as a lender directly against the corporate borrower.

3. Participation interests in corporate loans.   In contrast to the purchase of an assignment, if the Fund purchases a participation interest either from a lender or a participant, the Fund typically will have established a direct contractual relationship with the seller of the participation interest, but not with the corporate borrower. Consequently, the Fund is subject to the credit risk of the lender or participant who sold the participation interest to the Fund, in addition to the usual credit risk of the corporate borrower. Therefore, when the Fund considers an investment in corporate loans through the purchase of participation interests, its investment manager will take into account the creditworthiness of the Agent Bank and any lenders and participants interposed between the Fund and the corporate borrower. These parties are referred to as Intermediate Participants. Additionally, the Fund will consider that there may be limitations on the Fund's ability to vote on amendments to the borrower's underlying loan agreement.

Because secondary purchases of loans may be made at par, at a premium from par or at a discount from par, the Fund's return on such an investment may be lower than it would have been if the Fund had made a direct initial investment. While loan participations generally trade at a discount, the Fund may buy participations trading at par or at a premium. At certain times when reduced opportunities for direct initial investment in corporate loans may exist, however, the Fund may be able to invest in corporate loans only through participation interests or assignments.

Loan participations.   Loan participations may enable the Fund to acquire an interest in a corporate loan from a borrower, which it could not do directly. Because the Fund establishes a direct contractual relationship with the lender or Participant, the Fund is subject to the credit risk of the lender or Participant in addition to the usual credit risk of the corporate borrower and any Agent Bank. The Participants and Agent Bank are referred to as Intermediate Participants (Intermediate Participant). Under normal market conditions, loan participations that sell at a significant discount to the secondary loan price may indicate the borrower has credit problems or other issues associated with the credit risk of the loan. To the extent the credit problems are resolved, loan participations may appreciate in value.

In the event the corporate borrower fails to pay principal and interest when due, the Fund may have to assert rights against the borrower through an Intermediate Participant. This may subject the Fund to delays, expenses and risks that are greater than those that would be involved if the Fund could enforce its rights directly against the corporate borrower. Also, in the event of the insolvency of the lender or Intermediate Participant who sold the participation interest to the Fund, the Fund may not have any exclusive or senior claim with respect to the lender's interest in the corporate loan, or in the collateral securing the corporate loan. Consequently, the Fund might not benefit directly from the collateral supporting the underlying corporate loan. If the Intermediate Participant becomes insolvent, payments of principal and/or interest may be held up or not paid by such Participant or such Participant may not have the resources to assert its and the Fund's rights against the corporate borrower. Similar risks may arise with respect to the Agent Bank.

Obligations to make future advances.   Certain revolving credit facility corporate loans (revolvers) and some types of delayed draw loans require that the lenders, including the Fund, and Intermediate Participants make future advances to the corporate borrower at the demand of the borrower. Other continuing obligations may also exist pursuant to the terms of these types of corporate loans. If the Fund's future obligations are not met for any reason, including the failure of an Intermediate Participant to fulfill its obligations, the Fund's interests may be harmed.

Delayed draw term loans.   Delayed draw term loans have characteristics of both revolvers and term loans, in that, before they are drawn upon by the borrower, they are similar to a revolver; however when they are drawn upon, they become fully and permanently drawn and are in essence term loans. Upon funding, when a loan is drawn upon, the loan becomes permanently funded, repaid principal amounts may not be reborrowed and interest accrues on the amount outstanding. The borrower pays a fee during the commitment period. Because these loans involve forward obligations, they are subject to the Fund's asset segregation policies.

Prefunded L/C term loan.   A prefunded L/C term loan (Pre L/C Loan) is sometimes referred to as a funded letter of credit facility. For these loans, the Agent Bank (or another bank) issues letters of credit (each letter, an L/C) to guarantee the repayment of the borrowings by the borrower, as the ultimate debtor under these loans. Each lender, such as the Fund, transfers to the Agent Bank the amount of money the lender has committed to lend under the Pre L/C Loan agreement. The Agent Bank holds the monies solely to satisfy the lenders' obligations under the loan agreement.

Whenever the borrower needs funds, it draws against the Pre L/C Loan. Consequently, the lenders do not have to advance any additional monies at the time the borrower draws against the Pre L/C Loan. To the extent that the borrower does not draw down these monies as borrowings during the term of the Pre L/C Loan, the Agent Bank invests these monies as deposits that pay interest, usually approximating a benchmark rate, such as LIBOR. This interest is paid to the borrower. Generally, the borrower, via the Agent Bank, pays the lenders interest at a rate equivalent to the fully drawn spread plus a benchmark rate, usually LIBOR. The borrower pays this interest during the term of the loan whether or not the borrower borrows monies from the amounts held and invested by the Agent Bank. The principal and any unpaid accrued interest will be returned to the lenders upon termination of the Pre L/C loan (and upon satisfaction of all obligations).

The risks of investing in corporate loans include all the general risks of investing in debt securities. For example, investments in corporate loans are exposed to the credit risk of the borrowing corporation and any Intermediate Participants, the valuation risk of pricing corporate loans and collateral, and the illiquidity risk associated with holding unregistered, non-exchange traded securities. There are also additional risks associated with an investment in corporate loans, including those described below.

Additional credit risks.   Corporate loans may be issued in leveraged or highly leveraged transactions (such as mergers, acquisitions, consolidations, liquidations, spinoffs, reorganizations or financial restructurings), or involving distressed companies or those in bankruptcy. This means that the borrower is assuming large amounts of debt in order to have large amounts of financial resources to attempt to achieve its business objectives; there is no guarantee, however, that the borrower will achieve its business objectives. Loans issued in leveraged or highly leveraged transactions are subject to greater credit risks than other loans, including an increased possibility that the borrower might default or go into bankruptcy.

Insufficient collateral.   The terms of most senior secured corporate loans and corporate debt securities in which the Fund invests require that the collateral provided by the corporate borrower have a fair market value at least equal to 100% of the amount of such corporate loan at the time of the loan. The investment manager generally will determine the value of the collateral by customary valuation techniques that it considers appropriate. The collateral may consist of various types of assets or interests including working capital assets, such as accounts receivable or inventory, tangible fixed assets, such as real property, buildings and equipment, tangible or intangible assets, such as trademarks, copyrights and patent rights, or security interests in securities of subsidiaries or affiliates. The borrower's owners or other parties may provide additional security.

The Fund may encounter difficulty valuing the collateral, especially less tangible assets. The value of the collateral may decline following investment by the Fund in the corporate loan. Also, collateral may be difficult to sell or liquidate and insufficient in the event of a default. Consequently, there can be no assurance that the liquidation of any collateral securing a corporate loan would satisfy the borrower's obligation in the event of nonpayment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event of bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a corporate loan. Collateral securing a corporate loan may lose all or substantially all of its value in the event of bankruptcy of a borrower. Some corporate loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could order currently existing or future indebtedness of the corporate borrower to be paid ahead of the corporate loans. This order could make repayment of the corporate loans in part or in full less likely. The court could take other action detrimental to the holders of the corporate loans including, in certain circumstances, invalidating such corporate loans or causing interest previously paid to be refunded to the borrower.

Publicly available information and ratings.   Many corporate loans in which the Fund may invest may not be rated by a rating agency, will not be registered with the SEC or any state securities commission and will not be listed on any national securities exchange. The amount of public information available with respect to corporate loans will generally be less than that available for registered or exchange listed securities. The Fund will not receive the same investor protections that it would with a similar investment in registered or exchange listed securities. In evaluating the creditworthiness of borrowers, the investment manager may consider, and may rely in part, on analyses performed by others. Corporate loans held by the Fund directly or as a participation interest or assignment of the loan may be assigned ratings below investment grade by a rating agency, or be unrated but judged by the investment manager to be of comparable quality.

Liquidity of corporate loans.   The investment manager generally considers corporate loans, loan participations and assignments of corporate loans to be liquid. To the extent such investments are deemed to be liquid by the investment manager, they will not be subject to the Fund's restrictions on investments in illiquid securities. Generally, a liquid market with institutional buyers exists for such interests. The investment manager monitors each type of loan and/or loan interest in which the Fund is invested to determine whether it is liquid consistent with the liquidity procedures adopted by the Fund.

No active trading market may exist for some corporate loans and some corporate loans may be subject to restrictions on resale. A secondary market in corporate loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to accurately value existing and prospective investments and to realize full value on sale of a corporate loan. In addition, the Fund may not be able to readily sell its corporate loans at prices that approximate those at which the Fund could sell such loans if they were more widely traded. As a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations.

Risks based on Agent Banks and/or Intermediate Participants.   The Agent Bank is a lender that administers the corporate loan. The Agent Bank typically is responsible for collecting principal, interest and fee payments from the corporate borrower. The Agent Bank then distributes these payments to all lenders that are parties to the corporate loan or own participation interests therein. The Fund will not act as an Agent Bank under normal circumstances. The Fund generally will rely on the Agent Bank or an Intermediate Participant to collect its portion of the payments. The Fund will also rely on the Agent Bank to take appropriate actions against a corporate borrower that is not making payments as scheduled. Typically, the Agent Bank is given broad discretion in enforcing the terms of the corporate loan, and is required to use only the same care it would use in the management of its own property. The corporate borrower compensates the Agent Bank for these services and this could create an incentive for the Agent Bank to exercise its discretion to the advantage of the corporate borrower to a greater extent than might otherwise be the case. Such compensation may include special fees paid at the start of corporate loans and other fees paid on a continuing basis.

In the event that a corporate borrower becomes bankrupt or insolvent, the borrower may attempt to assert certain legal defenses as a result of improper conduct by the Agent Bank or Intermediate Participant. Asserting the Fund's legal rights against the Agent Bank or Intermediate Participant could be expensive and result in the delay or loss to the Fund of principal and/or interest payments.

There is a risk that an Agent Bank may have financial difficulty. An Agent Bank could even declare bankruptcy, or have a receiver, conservator, or similar official appointed for it by a regulatory authority. If this happens, assets held by the Agent Bank under the corporate loan should remain available to holders of corporate loans, including the Fund. However, a regulatory authority or court may determine that assets held by the Agent Bank for the benefit of the Fund are subject to the claims of the Agent Bank's general or secured creditors. The Fund might incur costs and delays in realizing payment on a corporate loan or might suffer a loss of principal or interest. Similar risks arise in situations involving Intermediate Participants, as described above.

Covenants.   The borrower under a corporate loan generally must comply with various restrictive covenants contained in any corporate loan agreement between the borrower and the lending syndicate or in any trust indenture or comparable document in connection with a corporate debt security. A restrictive covenant is a promise by the borrower to take certain actions that protect, or not to take certain action that may impair, the rights of lenders. These covenants, in addition to requiring the scheduled payment of interest and principal, may include restrictions on dividend payments and other distributions to shareholders, provisions requiring the borrower to maintain specific financial ratios or relationships regarding, and/or limits on, total debt. In addition, a covenant may require the borrower to prepay the corporate loan or corporate debt security with any excess cash flow. Excess cash flow generally includes net cash flow (after scheduled debt service payments and permitted capital expenditures) as well as the proceeds from asset dispositions or sales of securities. A breach of a covenant (after giving effect to any cure period) in a corporate loan agreement which is not waived by the Agent Bank and the lending syndicate normally is an event of acceleration. This means that the Agent Bank has the right to demand immediate repayment in full of the outstanding corporate loan. Acceleration may also occur in the case of the breach of a covenant in a corporate debt security document. If acceleration occurs and the Fund receives repayment before expected, the Fund will experience prepayment risk.

Some of the loans available in the market are known as "covenant lite." These loans contain fewer or no maintenance covenants. A covenant lite loan does not include the legal clauses which allow a lender to control and track the performance of a company. Covenant lite loans also generally do not permit a lender to declare a default if certain criteria are breached. The Fund may experience losses or delays in enforcing its rights on its holdings of covenant lite loans.

Foreign Investments.

Foreign securities   There are substantial risks associated with investing in the securities of governments and companies located in, or having substantial operations in, foreign countries, which are in addition to the usual risks inherent in domestic investments. The value of foreign securities (like U.S. securities) is affected by general economic conditions and individual issuer and industry earnings prospects. Investments in depositary receipts also involve some or all of the risks described below.

There is the possibility of cessation of trading on foreign exchanges, expropriation, nationalization of assets confiscatory or punitive taxation, withholding and other foreign taxes on income or other amounts, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, or diplomatic developments that could affect investments in securities of issuers in foreign nations. There is no assurance that the investment manager will be able to anticipate these potential events. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

There may be less publicly available information about foreign issuers comparable to the reports and ratings published about issuers in the U.S. Foreign issuers generally are not subject to uniform accounting or financial reporting standards. Auditing practices and requirements may not be comparable to those applicable to U.S. issuers. Certain countries' legal institutions, financial markets and services are less developed than those in the U.S. or other major economies. The Fund may have greater difficulty voting proxies, exercising shareholder rights, securing dividends and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts. The costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.

Certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company. Some countries limit the investment of foreign persons to only a specific class of securities of an issuer that may have less advantageous terms than securities of the issuer available for purchase by nationals. Although securities subject to such restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions. In some countries the repatriation of investment income, capital and proceeds of sales by foreign investors may require governmental registration and/or approval. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for repatriation.

From time to time, trading in a foreign market may be interrupted. Foreign markets also have substantially less volume than the U.S. markets and securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. The Fund, therefore, may encounter difficulty in obtaining market quotations for purposes of valuing its portfolio and calculating its net asset value.

In many foreign countries there is less government supervision and regulation of stock exchanges, brokers, and listed companies than in the U.S., which may result in greater potential for fraud or market manipulation. Foreign over-the-counter markets tend to be less regulated than foreign stock exchange markets and, in certain countries, may be totally unregulated. Brokerage commission rates in foreign countries, which generally are fixed rather than subject to negotiation as in the U.S., are likely to be higher. Foreign security trading, settlement and custodial practices (including those involving securities settlement where assets may be released prior to receipt of payment) are often less developed than those in U.S. markets, may be cumbersome and may result in increased risk or substantial delays. This could occur in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker-dealer, securities depository, or foreign subcustodian.

To the extent that the Fund invests a significant portion of its assets in a specific geographic region or country, the Fund will have more exposure to economic risks related to such region or country than a fund whose investments are more geographically diversified. Adverse conditions in a certain region can affect securities of other countries whose economies appear to be unrelated. In the event of economic or political turmoil or a deterioration of diplomatic relations in a region or country where a substantial portion of the Fund's assets are invested, the Fund may have difficulty meeting a large number of shareholder redemption requests.

The holding of foreign securities may be limited by the Fund to avoid investment in certain Passive Foreign Investment Companies (PFICs) and the imposition of a PFIC tax on the Fund resulting from such investments.

Developing markets or emerging markets.   Investments in companies domiciled or with significant operations in developing market or emerging market countries may be subject to potentially higher risks than investments in developed countries. These risks include, among others (i) less social, political and economic stability; (ii) smaller securities markets with low or nonexistent trading volume, which result in greater illiquidity and greater price volatility; (iii) certain national policies which may restrict the Fund's investment opportunities, including restrictions on investment in issuers or industries deemed sensitive to national interests; (iv) foreign taxation, including less transparent and established taxation policies; (v) less developed regulatory or legal structures governing private or foreign investment or allowing for judicial redress for injury to private property; (vi) the absence, until recently in many developing market countries, of a capital market structure or market-oriented economy; (vii) more widespread corruption and fraud; (viii) the financial institutions with which the Fund may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets; and (ix) the possibility that recent favorable economic developments in some developing market countries may be slowed or reversed by unanticipated economic, political or social events in such countries.

In addition, many developing market countries have experienced substantial, and during some periods, extremely high rates of inflation, for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain countries. Moreover, the economies of some developing market countries may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, currency depreciation, debt burden, capital reinvestment, resource self-sufficiency and balance of payments position. The economies of some developing market countries may be based on only a few industries, and may be highly vulnerable to changes in local or global trade conditions.

Settlement systems in developing market countries may be less organized than in developed countries. Supervisory authorities may also be unable to apply standards which are comparable with those in more developed countries. There may be risks that settlement may be delayed and that cash or securities belonging to the Fund may be in jeopardy because of failures of or defects in the settlement systems. Market practice may require that payment be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the "counterparty") through whom the relevant transaction is effected might result in a loss being suffered by the Fund. The Fund seeks, where possible, to use counterparties whose financial status reduces this risk. However, there can be no certainty that the Fund will be successful in eliminating or reducing this risk, particularly as counterparties operating in developing market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries. Uncertainties in the operation of settlement systems in individual markets may increase the risk of competing claims to securities held by or to be transferred to the Fund. Legal compensation schemes may be non-existent, limited or inadequate to meet the Fund's claims in any of these events.

Securities trading in developing markets presents additional credit and financial risks. The Fund may have limited access to, or there may be a limited number of, potential counterparties that trade in the securities of developing market issuers. Governmental regulations may restrict potential counterparties to certain financial institutions located or operating in the particular developing market. Potential counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency and other hedging techniques may not be available or may be limited.

The local taxation of income and capital gains accruing to non-residents varies among developing market countries and may be comparatively high. Developing market countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets.

Many developing market countries suffer from uncertainty and corruption in their legal frameworks. Legislation may be difficult to interpret and laws may be too new to provide any precedential value. Laws regarding foreign investment and private property may be weak or non-existent. Investments in developing market countries may involve risks of nationalization, expropriation and confiscatory taxation. For example, the Communist governments of a number of Eastern European countries expropriated large amounts of private property in the past, in many cases without adequate compensation, and there can be no assurance that such expropriation will not occur in the future. In the event of expropriation, the Fund could lose all or a substantial portion of any investments it has made in the affected countries. Accounting, auditing and reporting standards in certain countries in which the Fund may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets. In addition, it is possible that purported securities in which the Fund invested may subsequently be found to be fraudulent and as a consequence the Fund could suffer losses.

Finally, currencies of developing market countries are subject to significantly greater risks than currencies of developed countries. Some developing market currencies may not be internationally traded or may be subject to strict controls by local governments, resulting in undervalued or overvalued currencies and associated difficulties with the valuation of assets, including the Fund's securities, denominated in that currency. Some developing market countries have experienced balance of payment deficits and shortages in foreign exchange reserves. Governments have responded by restricting currency conversions. Future restrictive exchange controls could prevent or restrict a company's ability to make dividend or interest payments in the original currency of the obligation (usually U.S. dollars). In addition, even though the currencies of some developing market countries, such as certain Eastern European countries, may be convertible into U.S. dollars, the conversion rates may be artificial to the actual market values and may be adverse to the Fund's shareholders.

Foreign corporate debt securities   Foreign corporate debt securities, including Samurai bonds, Yankee bonds, Eurobonds and Global Bonds, may be purchased to gain exposure to investment opportunities in other countries in a certain currency. A Samurai bond is a yen-denominated bond issued in Japan by a non-Japanese company. Eurobonds are foreign bonds issued and traded in countries other than the country and currency in which the bond was denominated. Eurobonds generally trade on a number of exchanges and are issued in bearer form, carry a fixed or floating rate of interest, and typically amortize principal through a single payment for the entire principal at maturity with semiannual interest payments. Yankee bonds are bonds denominated in U.S. dollars issued by foreign banks and corporations, and registered with the SEC for sale in the U.S. A Global Bond is a certificate representing the total debt of an issue. Such bonds are created to control the primary market distribution of an issue in compliance with selling restrictions in certain jurisdictions or because definitive bond certificates are not available. A Global Bond is also known as a Global Certificate.

Foreign currency exchange rates   Changes in foreign currency exchange rates will affect the U.S. dollar market value of securities denominated in such foreign currencies and any income received or expenses paid by the Fund in that foreign currency. This may affect the Fund's share price, income and distributions to shareholders. Some countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. It will be more difficult for the investment manager to value securities denominated in currencies that are fixed or managed. Certain currencies may not be internationally traded, which could cause illiquidity with respect to the Fund's investments in that currency and any securities denominated in that currency. Currency markets generally are not as regulated as securities markets. The Fund endeavors to buy and sell foreign currencies on as favorable a basis as practicable. Some price spread in currency exchanges (to cover service charges) may be incurred, particularly when the Fund changes investments from one country to another or when proceeds of the sale of securities in U.S. dollars are used for the purchase of securities in foreign countries. Some countries may adopt policies that would prevent the Fund from transferring cash out of the country or withhold portions of interest and dividends at the source.

Certain currencies have experienced a steady devaluation relative to the U.S. dollar. Any devaluations in the currencies in which the Fund's portfolio securities are denominated may have a detrimental impact on the Fund. Where the exchange rate for a currency declines materially after the Fund's income has been accrued and translated into U.S. dollars, the Fund may need to redeem portfolio securities to make required distributions. Similarly, if an exchange rate declines between the time the Fund incurs expenses in U.S. dollars and the time such expenses are paid, the Fund will have to convert a greater amount of the currency into U.S. dollars in order to pay the expenses.

Investing in foreign currencies for purposes of gaining from projected changes in exchange rates further increases the Fund's exposure to foreign securities losses.

Foreign governmental and supranational debt securities   The Fund's investments in debt securities may include debt securities of sovereign, governmental or supranational issuers. Such investments are subject to all the risks associated with investment in U.S. and foreign securities and certain additional risks.

Foreign government and sovereign debt securities include debt securities issued, sponsored or guaranteed by: governments or governmental agencies, instrumentalities, or political subdivisions located in emerging or developed market countries; government owned, controlled or sponsored entities located in emerging or developed market countries; entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers.

A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction, trade, harmonization of standards or laws, economic development, and humanitarian, political or environmental initiatives. Supranational debt obligations include: Brady Bonds (which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness); participations in loans between emerging market governments and financial institutions; and debt securities issued by supranational entities such as the World Bank, Asia Development Bank, European Investment Bank and the European Economic Community.

Foreign government and sovereign debt securities are subject to risks in addition to those relating to debt securities generally. Governmental issuers of foreign debt securities may be unwilling to pay interest and repay principal, or otherwise meet obligations, when due and may require that the conditions for payment be renegotiated. As a sovereign entity, the issuing government may be immune from lawsuits in the event of its failure or refusal to pay the obligations when due. The debtor's willingness or ability to repay in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its non-U.S. reserves, the availability of sufficient non-U.S. currency on the date a payment is due, the relative size of the debt service burden to the issuing country's economy as a whole, the sovereign debtor's policy toward principal international lenders and the political constraints to which the sovereign debtor may be subject. Governmental debtors also will be dependent on expected disbursements from foreign governments or multinational agencies and the country's access to, or balance of, trade. Some emerging market governmental debtors have in the past rescheduled their debt payments or declared moratoria on payments, and similar occurrences may happen in the future. There is no bankruptcy proceeding by which the Fund may collect in whole or in part on debt subject to default by a government.

Illiquid securities   Generally, an "illiquid security" is any security that cannot be disposed of within seven days at approximately the amount at which the Fund has valued the instrument. Illiquid securities generally include securities for which no market exists or which are legally restricted as to their transfer (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws). Restricted securities are generally sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. If registration is required, the Fund, as the holder of an unregistered security, may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it will be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security. To the extent the investment manager determines there is a liquid institutional or other market for restricted securities, the Fund considers them to be liquid securities. An example is a restricted security that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act, and for which a liquid institutional market has developed. Rule 144A securities may be subject, however, to a greater possibility of becoming illiquid than securities that have been registered with the SEC.

The Fund's board of trustees will review on a periodic basis any determination by the investment manager to treat a restricted security as liquid. In determining whether a restricted security is properly considered a liquid security, the investment manager takes into account the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) any dealer undertakings to make a market in the security; and (iv) the nature of the security and of the marketplace trades (e.g., any demand, put or tender features, the method of soliciting offers, the mechanics and other requirements for transfer, and the ability to assign or offset the rights and obligations of the security). The nature of the security and its trading includes the time needed to sell the security, the method of soliciting offers to purchase or sell the security, and the mechanics of transferring the security including the role of parties such as foreign or U.S. custodians, subcustodians, currency exchange brokers, and depositories.

The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of securities eligible for trading on national securities exchanges or in the over-the-counter (OTC) markets. Illiquid securities often sell at a price lower than similar securities that are not subject to restrictions on resale.

The risk to the Fund in holding illiquid securities is that they may be more difficult to sell if the Fund wants to dispose of the security in response to adverse developments or in order to raise money for redemptions or other investment opportunities. Illiquid trading conditions may also make it more difficult for the Fund to realize a security's fair value.

The Fund may also be unable to achieve its desired level of exposure to a certain security, issuer, or sector due to overall limitations on its ability to invest in illiquid securities and the difficulty in purchasing such securities.

Repurchase agreements   Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer on an agreed upon date (generally less than seven days) at a higher price, which reflects currently prevailing short-term interest rates. Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund's portfolio that would otherwise remain un-invested. The bank or broker-dealer must transfer to the Fund's custodian, as collateral, securities with an initial market value of at least 102% of the dollar amount paid by the Fund to the counterparty. The investment manager will monitor the value of such collateral daily to determine that the value of the collateral equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities and additional expenses in seeking to enforce the Fund's rights and recover any losses. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the investment manager has determined, based on the information available at the time, present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement. Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains. The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral. In addition, the collateral may decline in value before it can be liquidated by the Fund.

A repurchase agreement with more than seven days to maturity is considered an illiquid security and is subject to the Fund's investment restriction on illiquid securities.

Restricted Securities   Subject to the Fund’s percentage limitation on illiquid securities, the board has authorized the Fund to invest in restricted securities. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering.  Where registration is required, the holder of an unregistered security may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it may be permitted to sell a security under an effective registration statement.  If, during such a period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

To the extent the investment manager determines there is a liquid institutional or other market for these securities, the Fund considers them to be liquid securities. An example of these securities are restricted securities that may be freely transferred among qualified institutional buyers under Rule 144A under the 1933 Act (Rule 144A securities), and for which a liquid institutional market has developed. The board will review any determination by the investment manager to treat a restricted security as a liquid security on an ongoing basis, including the investment manager's assessment of current trading activity and the availability of reliable price information. In determining whether a restricted security is properly considered a liquid security, the investment manager and the board will take into account the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) dealer undertakings to make a market in the security; and (iv) the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). Due to changing market or other factors, Rule 144A securities may be subject to a greater possibility of becoming illiquid than securities that have been registered with the SEC for sale. In addition, the Fund's purchase of Rule 144A securities may increase the level of the security's illiquidity, as some institutional buyers may become uninterested in purchasing such securities after the Fund has purchased them.

Notwithstanding the restriction on the resale of restricted securities, a secondary market exists for many of these securities. As with other securities in the Fund's portfolios, if there are readily available market quotations for a restricted security, it will be valued, for purposes of determining the Fund's Net Asset Value per share, within the range of the bid and ask prices. If no quotations are available, the security will be valued at fair value in accordance with procedures adopted by the board.

Securities lending   To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers (referred to as "borrowers"). In exchange, the Fund receives cash collateral from a borrower at least equal to the value of the security loaned by the Fund. Cash collateral typically consists of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, and irrevocable letters of credit. The Fund may invest this cash collateral while the loan is outstanding and generally retains part or all of the interest earned on the cash collateral. Securities lending allows the Fund to retain ownership of the securities loaned and, at the same time, earn additional income.

For each loan, the borrower usually must maintain with the Fund's custodian collateral with an initial market value at least equal to 102% of the market value of the domestic securities loaned (or 105% of the market value of foreign securities loaned), including any accrued interest thereon. Such collateral will be marked-to-market daily, and if the coverage falls below 100%, the borrower will be required to deliver additional collateral equal to at least 102% of the market value of the domestic securities loaned (or 105% of the foreign securities loaned).

The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If the Fund is not able to recover the securities loaned, the Fund may sell the collateral and purchase a replacement investment in the market. Additional transaction costs would result, and the value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased. Until the replacement can be purchased, the Fund will not have the desired level of exposure to the security which the borrower failed to return. Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund. Investing this cash subjects the Fund to greater market risk including losses on the collateral and, should the Fund need to look to the collateral in the event of the borrower's default, losses on the loan secured by that collateral.

The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's board of trustees (i.e., banks or broker-dealers that the investment manager has determined are not apparently at risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan). In addition, pursuant to the 1940 Act and SEC interpretations thereunder, the aggregate market value of securities that may be loaned by a fund is limited to 33 1/3% of the fund's total assets or such lower limit as set by the fund or its board.

Swap agreements  Generally, swap agreements are contracts between the Fund and, typically, a brokerage firm, bank or other institutional buyer (the swap counterparty) for periods ranging from a few days to multiple years. In a basic swap transaction, the Fund agrees with the swap counterparty to exchange the returns (or differentials in rates of return) and/or cash flows earned or realized on a particular “notional amount” or value of predetermined underlying reference instruments. The notional amount is the set dollar or other value selected by the parties to use as the basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The parties typically do not actually exchange the notional amount. Instead they agree to exchange the returns that would be earned or realized if the notional amount were invested in given investments or at given interest rates. Examples of returns that may be exchanged in a swap agreement are those of a particular security, a particular fixed or variable interest rate, a particular non-U.S. currency, or a “basket” of securities representing a particular index. The Fund customarily enters into swap agreements that are based on the standard terms and conditions of an International Swaps and Derivatives Association (ISDA) Master Agreement. ISDA is a voluntary industry association of participants in the over-the-counter derivatives markets that has developed standardized contracts used by such participants that have agreed to be bound by such standardized contracts.

The Fund will generally enter into swap agreements on a net basis, which means that the two payment streams that are to be made by the Fund and its counterparty are netted out, with the Fund receiving or paying, as the case may be, only the net difference in the two payments. The Fund’s obligations (or rights) under a swap agreement that is entered into on a net basis will generally be the net amount to be paid or received under the agreement based on the relative values of the obligations of each party upon termination of the agreement or at set valuation dates. The Fund will accrue its obligations under a swap agreement daily (offset by any amounts the counterparty owes the Fund). If the swap agreement does not provide for that type of netting, the full amount of the Fund's obligations will be accrued on a daily basis.

During the term of a swap agreement, the Fund is usually required to pledge to the swap counterparty, from time to time, an amount of cash and/or other assets equal to the total net amount (if any) that would be payable by the Fund to the counterparty if the swap were terminated on the date in question, including any early termination payments. Periodically, changes in the amount pledged are made to recognize changes in value of the contract resulting from, among other things, interest on the notional value of the contract, market value changes in the underlying investment, and/or dividends paid by the issuer of the underlying instrument. Likewise, the counterparty may be required to pledge cash or other assets to cover its obligations to the Fund. However, the amount pledged may not always be equal to or more than the amount due to the other party. Therefore, if a counterparty defaults in its obligations to the Fund, the amount pledged by the counterparty and available to the Fund may not be sufficient to cover all the amounts due to the Fund and the Fund may sustain a loss.

Credit default swaps.   The "buyer" of protection in a credit default swap agreement is obligated to pay the "seller" a periodic stream of payments over the term of the agreement in return for a payment by the "seller" that is contingent upon the occurrence of a credit event with respect to a specific underlying reference debt obligation (whether as a single debt instrument or as part of an index of debt instruments). The contingent payment by the seller generally is the face amount of the debt obligation, in return for the buyer's obligation to make periodic cash payments and deliver in physical form the reference debt obligation or a cash payment equal to the then-current market value of that debt obligation at the time of the credit event. If no credit event occurs, the seller would receive a fixed rate of income throughout the term of the contract, while the buyer would lose the amount of its payments and recover nothing. The buyer is also subject to the risk that the seller will not satisfy its contingent payment obligation, if and when due.

Purchasing protection through a credit default swap may be used to attempt to hedge against a decline in the value of debt security or securities due to a credit event. The seller of protection under a credit default swap, receives periodic payments from the buyer but is exposed to the risk that the value of the reference debt obligation declines due to a credit event and that it will have to pay the face amount of the reference obligation to the buyer. Selling protection under a credit default swap may also permit the seller to gain exposure that is similar to owning the reference debt obligation directly. As the seller of protection, the Fund would effectively add leverage to its portfolio because, in addition to its total assets, the Fund would be subject to the risk that there would be a credit event and the Fund would have to make a substantial payment in the future.

Generally, a credit event means bankruptcy, failure to timely pay interest or principal, obligation acceleration, or modified restructuring of the reference debt obligation. There may be disputes between the buyer or seller of a credit default swap agreement or within the swaps market as a whole as to whether or not a credit event has occurred or what the payout should be which could result in litigation. In some instances where there is a dispute in the credit default swap market, a regional Determinations Committee set up by ISDA may make an official, binding determination regarding the existence of credit events under the terms of the ISDA Master Agreement. ISDA’s Determination Committees are comprised principally of dealers in the OTC derivatives markets which may have a conflicting interest in the determination regarding the existence of a particular credit event.

The buyer of protection in a credit default swap agreement is subject to the risk that certain occurrences, such as particular restructuring events affecting the value of the underlying reference debt obligation, may not be deemed credit events under the credit default swap agreement. The seller of protection in a credit default swap agreement is subject to the risk that certain occurrences may be deemed to be credit events under the credit default swap agreement that under the circumstances do not adversely impact the value or credit-worthiness of the underlying reference debt obligation.

Currency swaps.   A currency swap is an agreement between two parties to exchange periodic cash flows on a notional amount of two or more currencies based on the relative value differential between them. For example, a currency swap may involve the exchange of payments in a non-U.S. currency for payments in U.S. dollars. Currency swaps typically involve the delivery of the entire notional values of the two designated currencies. In such a situation, the full notional value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The Fund may also enter into currency swaps on a net basis, which means the two different currency payment streams are converted and netted out to a single cash payment in just one of the currencies.

For example, a currency swap may be used to hedge the interest payments and principal amount of a debt obligation that is denominated in a non-U.S. currency by entering into a cross currency swap whereby one party would make payments in the non-U.S. currency and receive payments in U.S. dollars. Or, a currency swap may be used to gain exposure to non-U.S. currencies and non-U.S. interest rates by making payments in U.S. dollars and receiving payments in non-U.S. currencies.

Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchases and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These actions could result in losses to the Fund if it is unable to deliver or receive a specified currency or funds in settlement of obligations, including swap transaction obligations. These actions could also have an adverse effect on the Fund’s swap transactions or cause the Fund’s hedging positions to be rendered useless, resulting in full currency exposure as well as incurring unnecessary transaction costs.

Interest rate swaps.   An interest rate swap is an agreement between two parties to exchange interest rate payment obligations. Typically, one is based on an interest rate fixed to maturity while the other is based on interest rate that changes in accordance with changes in a designated benchmark (for example, the London Interbank Offered Rate (LIBOR), prime rate, commercial paper rate, or other benchmarks). Each party’s payment obligation under an interest rate swap is determined by reference to a specified “notional” amount of money. Therefore, interest rate swaps generally do not involve the delivery of securities, other underlying instruments, or principal amounts; rather they entail the exchange of cash payments based on the application of the designated interest rates to the notional amount. Accordingly, barring swap counterparty default, the risk of loss in an interest rate swap is limited to the net amount of interest payments that the Fund is obligated to make or receive (as applicable), as well as any early termination payment payable by or to the Fund upon early termination of the swap.

By swapping fixed interest rate payments for floating payments, an interest rate swap can be used to increase or decrease the Fund's exposure to various interest rates, including to hedge interest rate risk. Interest rate swaps are generally used to permit the party seeking a floating rate obligation the opportunity to acquire such obligation at a rate lower than is directly available in the credit markets, while permitting the party desiring a fixed-rate obligation the opportunity to acquire such a fixed-rate obligation, also frequently at a rate lower than is directly available in the credit markets. The success of such a transaction depends in large part on the availability of fixed-rate obligations at interest (or coupon) rates low enough to cover the costs involved. An interest rate swap transaction is affected by changes in interest rates, which, in turn, may affect the prepayment rate of any underlying debt obligations upon which the interest rate swap is based.

Total return swaps.   A total return swap (also sometimes referred to as a synthetic equity swap or “contract for difference”) is an agreement between two parties under which the parties agree to make payments to each other so as to replicate the economic consequences that would apply had a purchase or short sale of the underlying reference instrument taken place. For example, one party agrees to pay the other party the total return earned or realized on the notional amount of an underlying equity security and any dividends declared with respect to that equity security. In return the other party makes payments, typically at a floating rate, calculated based on the notional amount.

Options on swap agreements.   An option on a swap agreement generally is an OTC option (see the discussion above on OTC options) that gives the buyer of the option the right, but not the obligation, in return for payment of a premium to the seller, to enter into a previously negotiated swap agreement, or to extend, terminate or otherwise modify the terms of an existing swap agreement. The writer (seller) of an option on a swap agreement receives premium payments from the buyer and, in exchange, becomes obligated to enter into or modify an underlying swap agreement upon the exercise of the option by the buyer. When the Fund purchases an option on a swap agreement, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised, plus any related transaction costs.

There can be no assurance that a liquid secondary market will exist for any particular option on a swap agreement, or at any particular time, and the Fund may have difficulty affecting closing transactions in particular options on swap agreements. Therefore, the Fund may have to exercise the options that it purchases in order to realize any profit and take delivery of the underlying swap agreement. The Fund could then incur transaction costs upon the sale or closing out of the underlying swap agreement. In the event that the option on a swap is exercised, the counterparty for such option would be the same counterparty with whom the Fund entered into the underlying swap.

However, if the Fund writes (sells) an option on a swap agreement, the Fund is bound by the terms of the underlying swap agreement upon exercise of the option by the buyer, which may result in losses to the Fund in excess of the premium it received. Options on swap agreements involve the risks associated with derivative instruments generally, as described above, as well as the additional risks associated with both OTC options and swaps generally.

An option on an interest rate swap (also sometimes referred to as a “swaption”) is a contract that gives the purchaser the right, but not the obligation in return for payment of a premium, to enter into a new interest rate swap. A pay fixed option on an interest rate swap gives the buyer the right to establish a position in an interest rate swap where the buyer will pay (and the writer will receive) the fixed-rate cash flows and receive (and the writer will pay) the floating-rate cash flows. In general, most options on interest rate swaps are “European” exercise, which means that they can only be exercised at the end of the option term. Depending on the movement of interest rates between the time of purchase and expiration, the value of the underlying interest rate swap and therefore also the value of the option on the interest rate swap will change.

An option on a credit default swap is a contract that gives the buyer the right (but not the obligation), in return for payment of a premium to the option seller, to enter into a new credit default swap on a reference entity at a predetermined spread on a future date. This spread is the price at which the contract is executed (the option strike price). Similar to a put option, in a payer option on a credit default swap, the option buyer pays a premium to the option seller for the right, but not the obligation, to buy credit protection on a reference entity (e.g., a particular portfolio security) at a predetermined spread on a future date. Similar to a call option, in a receiver option on a credit default swap the option buyer pays a premium for the right, but not the obligation to sell credit default swap protection on a reference entity or index. Depending on the movement of market spreads with respect to the particular referenced debt securities between the time of purchase and expiration of the option, the value of the underlying credit default swap and therefore the value of the option will change. Similar to a credit default swap, options on a credit default swap are traded OTC and the specific terms of each option on a credit default swap are negotiated directly with the counterparty.

Risks of swaps.   The use of swap transactions is a highly specialized activity, which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. Whether the Fund will be successful in using swap agreements to achieve its investment goal depends on the ability of the investment manager correctly to predict which types of investments are likely to produce greater returns. If the investment manager, in using swap agreements, is incorrect in its forecasts of market values, interest rates, currency exchange rates or other applicable factors, the investment performance of the Fund will be less than its performance would have been if it had not used the swap agreements.

The risk of loss to the Fund for swap transactions that are entered into on a net basis depends on which party is obligated to pay the net amount to the other party. If the counterparty is obligated to pay the net amount to the Fund, the risk of loss to the Fund is loss of the entire amount that the Fund is entitled to receive. If the Fund is obligated to pay the net amount, the Fund's risk of loss is limited to that net amount. If the swap agreement involves the exchange of the entire principal value of a security, the entire principal value of that security is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

Because swap agreements are two-party contracts and may have terms of greater than seven days, they may be illiquid and, therefore, subject to the Fund’s limitation on investments in illiquid securities. If a swap transaction is particularly large or if the relevant market is illiquid, the Fund may not be able to establish or liquidate a position at an advantageous time or price, which may result in significant losses. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell. However, the swap markets have grown substantially in recent years, with a large number of financial institutions acting both as principals and agents, utilizing standardized swap documentation. As a result, the swap markets have become increasingly liquid. Some swap agreements entail complex terms and may require a greater degree of subjectivity in their valuation.

Swap agreements currently are not automatically traded on exchanges and are not subject to government regulation. As a result, swap participants are not as protected as participants on organized exchanges. Performance of a swap agreement is the responsibility only of the swap counterparty and not of any exchange or clearinghouse. As a result, the Fund is subject to the risk that a counterparty will be unable or will refuse to perform under such agreement, including because of the counterparty’s bankruptcy or insolvency. No limitations on daily price movements or speculative position limits apply to swap transactions. Counterparties may, however, limit the size or duration of a swap agreement with the Fund as a consequence of credit considerations. The Fund risks the loss of the accrued but unpaid amounts under a swap agreement, which could be substantial, in the event of a default, insolvency or bankruptcy by a swap counterparty. In such an event, the Fund will have contractual remedies pursuant to the swap agreements, but bankruptcy and insolvency laws could affect the Fund’s rights as a creditor. If the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses. The Fund’s investment manager will only approve a swap agreement counterparty for the Fund if the investment manager deems the counterparty to be creditworthy under the Fund’s Counterparty Credit Review Standards, adopted and reviewed annually by the Fund’s board. However, in unusual or extreme market conditions, a counterparty’s creditworthiness and ability to perform may deteriorate rapidly, and the availability of suitable replacement counterparties may become limited.

As a result of the recent turmoil in the financial markets, legislation has been enacted that will likely result in numerous proposals by various entities to regulate the OTC derivatives markets, including, specifically, credit default swaps. The Fund cannot predict the outcome or final form of any of these proposals or if or when any of them would become effective. However, any additional regulation or limitation on the OTC markets for derivatives could materially and adversely impact the ability of the Fund to buy or sell OTC derivatives, including credit default swaps.

Certain Internal Revenue Service positions may limit the Fund’s ability to use swap agreements in a desired tax strategy. It is possible that developments in the swap markets and/or the laws relating to swap agreements, including potential government regulation, could adversely affect the Fund’s ability to benefit from using swap agreements, or could have adverse tax consequences.

U.S. government securities   U.S. government securities include obligations of, or guaranteed by, the U.S. federal government, its agencies, instrumentalities or sponsored enterprises. Some U.S. government securities are supported by the full faith and credit of the U.S. government. These include U.S. Treasury obligations and securities issued by the Government National Mortgage Association (GNMA). Others are supported by the right of the agency, instrumentality or sponsored enterprise to borrow from the U.S. government to meet its obligations. These include securities issued by Federal Home Loan Banks.

A third category of U.S. government securities are those supported by only the credit of the issuing agency, instrumentality or sponsored enterprise. These include securities issued by the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC). In the event of a default, an investor like the Fund would only have legal recourse to the issuer, not the U.S. government. Although the U.S. government has provided support for these securities in the past, there can be no assurance that it will do so in the future. The U.S. government has also made available additional guarantees for limited periods to stabilize or restore a market in the wake of an economic, political or natural crisis. Such guarantees, and the economic opportunities they present, are likely to be temporary and cannot be relied upon by the Fund.

Warrants and other equity securities  To a limited extent, the Fund also may acquire Warrants and other Equity Securities.  The Fund will only acquire such Warrants and Equity Securities to the extent that they are acquired in connection with or incidental to the Fund’s other investment activities.

When-issued, delayed delivery and to-be-announced transactions   When-issued, delayed delivery and to-be-announced (TBA) transactions are arrangements under which the Fund buys securities that have been authorized but not yet issued, with payment for and delivery of the security scheduled for a future time. To the extent the Fund engages in these transactions, it will do so only for the purpose of acquiring portfolio securities consistent with its investment goals and policies. Although the Fund will generally buy securities on a when-issued or TBA basis with the intention of holding the securities, the Fund may sell the securities before the settlement date if the investment manager believes it is advisable to do so.

Entering into a when-issued, delayed delivery or TBA transaction is a form of leverage and will result in associated risks for the Fund. To mitigate these risks, when the Fund enters into this type of transaction, it will segregate liquid assets to cover its obligations under these transactions in an amount determined on a daily basis to be equivalent to its obligations.

The Fund also relies on the seller to complete the transaction. The seller's failure to do so may cause the Fund to miss a price or yield considered advantageous to the Fund. Securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. Purchases of debt securities on a when-issued or delayed delivery basis are also subject to the risk that the market value or the yield at delivery may be more or less than the market price or yield available when the transaction was entered into.

 (d)  Temporary Defensive Position

When the investment manager believes market or economic conditions are unfavorable for investors, the investment manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash, cash equivalents or other high quality short-term investments. Temporary defensive investments generally may include short-term debt instruments, including U.S. government securities, high grade commercial paper, repurchase agreements and other money market equivalents. To the extent allowed by exemptions granted under the 1940 Act and the Fund's other investment policies and restrictions, the investment manager also may invest the Fund's assets in shares of one or more money market funds managed by the investment manager or its affiliates.  Unfavorable market or economic conditions may include excessive volatility or a prolonged general decline in the securities markets, the securities in which the Fund normally invests, or the economies of the countries where the Fund invests.  The investment manager also may invest in these types of securities or hold cash while looking for suitable investment opportunities or to maintain liquidity. When the Fund’s assets are invested in temporary investments, the Fund may not be able to achieve its investment goal.

Policies and Procedures Regarding the Release of Portfolio Holdings

The Fund's overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders.  Subject to the limited exceptions described below, the Fund will not make available to anyone non-public information with respect to its portfolio holdings, until such time as the information is made available to all shareholders or the general public.

For purposes of this policy, portfolio holdings information does not include aggregate, composite or descriptive information that does not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.  Information excluded from the definition of portfolio holdings information generally includes, without limitation: (1) descriptions of allocations among asset classes, regions, countries or industries/sectors; (2) aggregated data such as average or median ratios, market capitalization, credit quality or duration; (3) performance attributions by industry, sector or country; or (4) aggregated risk statistics.  Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund's website.  In addition, other information may also be deemed to not be portfolio holdings information if, in the reasonable belief of the Fund's Chief Compliance Officer (or his/her designee), the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.

Consistent with current law, the Fund releases complete portfolio holdings information each fiscal quarter through regulatory filings with no more than a 60-day lag.

In addition, a complete list of the Fund's portfolio holdings is generally released no sooner than 20 calendar days after the end of each calendar quarter.  Commentaries and other materials that may reference specific holdings information of the Fund as of the most recent calendar quarter end are also subject to the same 20-day lag requirement. Other descriptive information, such as the Fund's top 10 holdings, may be released monthly, no sooner than five days after the end of each month.  Released portfolio holdings information can be viewed on franklintempleton.com.

To the extent that this policy would permit the release of portfolio holdings information regarding a particular portfolio holding for the Fund that is the subject of ongoing purchase or sale orders/programs, or if the release of such portfolio holdings information would otherwise be sensitive or inappropriate, the portfolio manager for the Fund may request that the release of such information be withheld.

Exceptions to the portfolio holdings release policy will be made only when: (1) the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or the Fund's fiduciary duties.  The determination of whether to grant an exception, which includes the determination of whether the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public shall be made by the Fund's Chief Compliance Officer or his/her designee, following a request submitted in writing.

The eligible third parties to whom portfolio holdings information may be released in advance of general release fall into the following categories: data consolidators (including rating agencies), fund rating/ranking services and other data providers, service providers to the Fund, and municipal securities brokers using the Investor Tools product which brings together buyers and sellers of municipal securities in the normal operation of the municipal securities markets.  In addition, should the Fund process a shareholder’s redemption request in-kind, the Fund may, under certain circumstances, provide portfolio holdings information to such shareholder to the extent necessary to allow the shareholder to prepare for receipt of such portfolio securities.

The specific entities to whom the Fund may  provide portfolio holdings in advance of their release to the general public are:

•                     Bloomberg, Capital Access, CDA (Thomson Reuters), FactSet, Fidelity Advisors, Standard & Poor's, Vestek, and Fidelity Trust Company,  all of whom may receive portfolio holdings information 15 days after the quarter end.

•                     Service providers to the Fund that receive portfolio holdings information from time to time in advance of general release in the course of performing, or to enable them to perform, services for the Fund, including: Custodian Bank: The Bank of New York Mellon; Independent Registered Public Accounting Firm: PricewaterhouseCoopers LLP; Outside Fund Legal Counsel: Stradley Ronon Stevens & Young, LLP; Independent Directors'/Trustees' Counsel: Bleakley, Platt & Schmidt, LLP; or (in the case of Mutual) Duane Morris LLP; Proxy Voting Services: Glass, Lewis & Co., LLC and Institutional Shareholders Services Inc.; Brokerage Analytical Services: Sanford Bernstein, Brown Brothers Harriman, Royal Bank of Canada Capital Markets, JP Morgan Securities Inc.; Financial Printers: RR Donnelley & Sons Company or GCOM Solutions, Inc.

In all cases, eligible third parties are required to execute a non-disclosure agreement.  Non-disclosure agreements include the following provisions:

•                     The recipient agrees to keep confidential, and to limit the dissemination of, any portfolio holdings information received.

•                     The recipient agrees not to trade on the non-public information received, including some or all of the following: (1) agreeing not to purchase or sell any portfolio securities based on any information received; (2) agreeing not to trade against any U.S. registered Franklin or Templeton fund, including the Fund; (3) agreeing not to knowingly engage in any trading practices that are adverse to any such fund; and (4) agreeing not to trade in shares of any such fund.

•                     The recipient agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton.

In no case does the Fund receive any compensation in connection with the arrangements to release portfolio holdings information to any of the above-described recipients of the information.

Several investment managers within Franklin Templeton Investments (F-T Managers) serve as investment managers to offshore funds that are registered or otherwise authorized for sale with foreign regulatory authorities.  The release of portfolio holdings information for such offshore funds is excluded from the Fund's portfolio holdings release policy if such information is given to offshore banks, broker-dealers, insurance companies, registered investment managers and other financial institutions (offshore investment managers) with discretionary authority to select offshore funds on behalf of their clients.  Because such offshore funds may from time to time invest in securities substantially similar to those of the Fund, there is the risk that such portfolio holdings information may be used to trade inappropriately against the Fund. To mitigate such risks, such information may only be disclosed for portfolio analytics, such as risk analysis/asset allocation, and the offshore investment manager will be required to execute a non-disclosure agreement, whereby such offshore investment manager: (1) agrees to maintain such information as confidential, including limiting the dissemination of such information, (2) is prohibited from trading on the information received, including (a) purchasing or selling any portfolio securities based on any information received; (b) trading against any U.S. registered Franklin or Templeton fund, including the Fund; (c) knowingly engaging in any trading practices that are adverse to any such fund; and (d) trading in shares of any such fund that is substantially similar to the offshore fund, and (3) agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton.  In addition, an offshore fund may release information regarding the top contributors and detractors to such fund’s portfolio performance monthly to those recipients who have executed a non-disclosure agreement containing the provisions described above, or who have confirmed electronically its agreement to such provisions.  Country-specific offshore funds that are not, in the aggregate, substantially similar to the holdings of a U.S. registered Franklin or Templeton fund, are not subject to the restrictions imposed by the policy.

Certain F-T Managers serve as investment advisers to privately placed funds that are exempt from registration, including Canadian institutional pooled funds and commingled trusts maintained by a Franklin Templeton trust company.  In certain circumstances, such unregistered private funds may have portfolio holdings that are not, in the aggregate, substantially similar to the holdings of a U.S. registered fund, as determined by the Chief Compliance Officer or his/her designee.  Under such circumstances the release of portfolio holdings information to a client or potential client of the unregistered private fund may be permissible.  In circumstances where an unregistered private fund invests in portfolio securities that, in the aggregate, are substantially similar to the holdings of a U.S. registered Fund, such private funds are subject to the restrictions imposed by the policy, except that the release of holdings information to a current investor in the private fund is permissible conditioned upon such investor’s execution of a non-disclosure agreement to mitigate the risk that portfolio holdings information may be used to trade inappropriately against a fund.  Such non-disclosure agreement must provide that the investor: (1) agrees to maintain such information as confidential, including limiting the dissemination of such information (except that the investor may be permitted to disseminate such information to an agent as necessary to allow the performance of portfolio analytics with respect to the investor’s investment in the private fund), and (2) is prohibited from trading on the information received, including (a) trading against any U.S. registered Franklin or Templeton fund, including the Fund; (b) knowingly engaging in any trading practices that are adverse to any such fund; and (c) trading in shares of any U.S. registered Franklin or Templeton fund that is managed in a style substantially similar to that of the private fund.

Some F-T Managers serve as sub-advisers to other mutual funds not within the Franklin Templeton Investments fund complex ("other funds"), which may be managed in a style substantially similar to that of a U.S. registered Franklin or Templeton fund.  Such other funds are not subject to the Fund's portfolio holdings release policy.  The sponsors of such funds may disclose the portfolio holdings of such funds at different times than the Fund discloses its portfolio holdings.

In addition, some F-T Managers also serve as investment managers to separate accounts, which are subject to the Fund’s policy with respect to the release of the separate account’s holdings to consultants and potential clients.  Separate accounts that are not, in the aggregate, substantially similar to the holdings of a U.S. registered Franklin or Templeton fund, however, are not subject to the restrictions imposed by the policy.

The Fund's portfolio holdings release policy and all subsequent amendments have been reviewed and approved by the Fund's board, and any other material amendments shall also be reviewed and approved by the board.  The investment manager's compliance staff conducts periodic reviews of compliance with the policy and provides at least annually a report to the board regarding the operation of the policy and any material changes recommended as a result of such review.  The investment manager's compliance staff also will supply the board yearly with a list of exceptions granted to the policy, along with an explanation of the legitimate business purpose of the Fund that is served as a result of the exception.

Item 17.  Management of the Fund

 (a)  Management Information

The name, year of birth and address of the officers and board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years and number of portfolios overseen in the Franklin Templeton fund complex are shown below.

Independent Board Members

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member*	Other Directorships Held

Harris J. Ashton (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 1999	132	Bar-S Foods (meat packing company) (1981-2010).

Principal Occupation During Past 5 Years:

Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

Sam Ginn (1937) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	107

ICO Global Communications (Holdings) Limited (satellite company) (2006-2010), Chevron Corporation (global energy company) (1989-2009), Hewlett-Packard Company (technology company) (1996-2002), Safeway, Inc. (grocery retailer) (1991-1998) and TransAmerica Corporation (insurance company) (1989-1999).

Principal Occupation During Past 5 Years:

Private investor; and formerly,  Chairman of the Board, Vodafone AirTouch, PLC (wireless company); Chairman of the Board and Chief Executive Officer, AirTouch Communications (cellular communications) (1993-1998) and Pacific Telesis Group (telephone holding company) (1988-1994).

Edith E. Holiday (1952) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 1999	132

Hess Corporation (exploration and refining of oil and gas), H.J. Heinz Company (processed foods and allied products), RTI International Metals, Inc. (manufacture and distribution of titanium), Canadian National Railway (railroad) and White Mountains Insurance Group, Ltd. (holding company).

Principal Occupation During Past 5 Years:

Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary, Public Affairs and Public Liaison-United States Treasury Department (1988-1989).

J. Michael Luttig (1954) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2009	132	Boeing Capital Corporation (aircraft financing).

Principal Occupation During Past 5 Years: Senior Vice President, General Counsel and member of Executive Council, The Boeing Company; and formerly, Federal Appeals Court Judge, U.S. Court of Appeals for the Fourth Circuit (1991-2006).

Frank A. Olson (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2005	132	Hess Corporation (exploration and refining of oil and gas).

Principal Occupation During Past 5 Years:

Chairman Emeritus, The Hertz Corporation (car rental) (since 2000) (Chairman of the Board (1980-2000) and Chief Executive Officer (1977-1999)); and formerly, Chairman of the Board, President and Chief Executive Officer, UAL Corporation (airlines).

Larry D. Thompson (1945) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	140	Cbeyond, Inc. (business communications provider), The Southern Company (energy company) and The Washington Post Company (education and media organization).

Principal Occupation During Past 5 Years:

John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (2011); and formerly,  Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products) (2004-May 2011); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

John B. Wilson (1959) One Franklin Parkway San Mateo, CA 94403-1906	Lead Independent Trustee	Trustee since 2007 and Lead Independent Trustee since 2008	107	None

Principal Occupation During Past 5 Years:

President and Founder, Hyannis Port Capital, Inc. (real estate and private equity investing); serves on private and non-profit boards; and formerly, Chief Operating Officer and Executive Vice President, Gap, Inc. (retail) (1996-2000); Chief Financial Officer and Executive Vice President – Finance and Strategy, Staples, Inc. (office supplies) (1992-1996); Senior Vice President – Corporate Planning, Northwest Airlines, Inc. (airlines) (1990-1992); and Vice President and Partner, Bain & Company (consulting firm) (1986-1990).

Interested Board Members and Officers

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member*	Other Directorships Held

**Charles B. Johnson (1933) One Franklin Parkway San Mateo, CA 94403-1906	Trustee and Chairman of the Board	Since 1999	132	None

Principal Occupation During Past 5 Years:

Chairman of the Board, Member - Office of the Chairman and Director, Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 41 of the investment companies in Franklin Templeton Investments.

**Gregory E. Johnson (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	90	None

Principal Occupation During Past 5 Years:

Director, President and Chief Executive Officer, Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 33 of the investment companies in Franklin Templeton Investments.

Mark Boyadjian (1964) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2003	Not Applicable	Not Applicable
Principal Occupation During Past 5 Years: Senior Vice President, Franklin Advisers, Inc.; and officer of two of the investment companies in Franklin Templeton Investments.

James M. Davis (1952) One Franklin Parkway San Mateo, CA 94403-1906	Chief Compliance Officer and Vice President – AML Compliance	Chief Compliance Officer since 2004 and Vice President – AML Compliance since 2006	Not Applicable	Not Applicable
Principal Occupation During Past 5 Years: Director, Global Compliance, Franklin Resources, Inc.; and officer of 45 of the investment companies in Franklin Templeton Investments.

Laura F. Fergerson (1962) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer – Finance and Administration	Since 2009	Not Applicable	Not Applicable

Principal Occupation During Past 5 Years:

Senior Vice President, Franklin Templeton Services, LLC; officer of 45 of the investment companies in Franklin Templeton Investments; and formerly,  Director and member of Audit and Valuation Committees, Runkel Funds, Inc. (2003-2004); Assistant Treasurer of most of the investment companies in Franklin Templeton Investments (1997-2003); and Vice President, Franklin Templeton Services, LLC (1997-2003).

Gaston Gardey (1967) One Franklin Parkway San Mateo, CA 94403-1906	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since 2009	Not Applicable	Not Applicable
Principal Occupation During Past 5 Years: Director, Fund Accounting, Franklin Templeton Investments; and officer of 27 of the investment companies in Franklin Templeton Investments.

Aliya S. Gordon (1973) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2009	Not Applicable	Not Applicable

Principal Occupation During Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; officer of 45 of the investment companies in Franklin Templeton Investments; and formerly, Litigation Associate, Steefel, Levitt & Weiss, LLP (2000-2004).

David P. Goss (1947) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2000	Not Applicable	Not Applicable

Principal Occupation During Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; and officer and/or director, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments.

Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2009	Not Applicable	Not Applicable

Principal Occupation During Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; Vice President, Franklin Templeton Distributors, Inc.; and officer of 45 of the investment companies in Franklin Templeton Investments.

Christopher J. Molumphy (1962) One Franklin Parkway San Mateo, CA 94403-1906	President and Chief Executive Officer - Investment Management	Since 2010	Not Applicable	Not Applicable

Principal Occupation During Past 5 Years:

Director and Executive Vice President, Franklin Advisers, Inc.; Executive Vice President, Franklin Templeton Institutional, LLC; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 22 of the investment companies in Franklin Templeton Investments.

Robert C. Rosselot (1960) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President	Since 2009	Not Applicable	Not Applicable

Principal Occupation During Past 5 Years:

Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; Vice President, Secretary and Trust Officer, Fiduciary Trust International of the South; and officer of 45 of the investment companies in Franklin Templeton Investments.

Karen L. Skidmore (1952) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Secretary	Since 2006	Not Applicable	Not Applicable
Principal Occupation During Past 5 Years: Senior Associate General Counsel, Franklin Templeton Investments; and officer of 45 of the investment companies in Franklin Templeton Investments.

Craig S. Tyle (1960) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2005	Not Applicable	Not Applicable

Principal Occupation During Past 5 Years:

General Counsel and Executive Vice President, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments; and formerly, Partner, Shearman & Sterling, LLP (2004-2005); and General Counsel, Investment Company Institute (ICI) (1997-2004).

Lori A. Weber (1964) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President	Since May 2011	Not Applicable	Not Applicable

Principal Occupation During Past 5 Years:

Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Assistant Secretary, Templeton Investment Counsel, LLC; and officer of 45 of the investment companies in Franklin Templeton Investments.

*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers.

**Charles B. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as officer and director and major shareholder of Franklin Resources, Inc. (Resources), which is the parent company of the Trust's investment manager and distributor.  Gregory E. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as an officer and director of Resources.

Note 1:  Charles B. Johnson is the father of Gregory E. Johnson.

Note 2:  Officer information is current as of the date of this SAI.  It is possible that after this date, information about officers may change.

(b)  Leadership Structure and Board of Trustees

The Trust has a board of trustees. Each trustee will serve until that person resigns and/or a successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

Board role in risk oversight  The board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by management, in consultation with the board and its counsel.  These reports address certain investment, valuation and compliance matters.  The board also may receive special written reports or presentations on a variety of risk issues, either upon the board’s request or upon the investment manager’s initiative.  In addition, the Audit Committee of the board meets regularly with the investment manager’s internal audit group to review reports on their examinations of functions and processes within Franklin Templeton Investments that affect the Fund.

With respect to investment risk, the board receives regular written reports describing and analyzing the investment performance of the Fund.  In addition, the portfolio managers of the Fund meet regularly with the boards to discuss portfolio performance, including investment risk.  To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the board generally is consulted with respect to such change.  To the extent that the Fund invests in certain complex securities, including derivatives, the board receives periodic reports containing information about exposure of the Fund to such instruments.  In addition, the investment manager’s investment risk personnel meet regularly with the board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives.

With respect to valuation, the Fund’s administrator provides regular written reports to the board that enable the board to monitor the number of fair valued securities in a particular portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value.  Such reports also include information concerning illiquid securities within the Fund’s portfolio.  The board also reviews dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities.  In addition, the Fund’s Audit Committee reviews valuation procedures and results with the Fund’s auditors in connection with such Committee’s review of the results of the audit of the Fund’s year end financial statement.

With respect to compliance risks, the board receives regular compliance reports prepared by the investment manager’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks.  As required under SEC rules, the independent trustees meet at least quarterly in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the board.  The Fund’s board adopts compliance policies and procedures for the Fund and approves such procedures for the Fund’s service providers.  The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws

The investment manager periodically provides an enterprise risk management presentation to the board to describe the way in which risk is managed on a complex-wide level.  Such presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board structure  Seventy-five percent or more of board members consist of independent trustees who are not deemed to be “interested persons” by reason of their relationship with the Fund’s management or otherwise as provided under the Investment Company Act of 1940. While the Chairman of the Board is an interested person, the board is also served by a lead independent trustee.  The lead independent trustee, together with independent counsel, reviews proposed agendas for board meetings and generally acts as a liaison with management with respect to questions and issues raised by the independent trustees.  The lead independent trustee also presides at separate meetings of independent trustees held in advance of each scheduled board meeting where various matters, including those being considered at such board meeting are discussed.  It is believed such structure and activities assure that proper consideration is given at board meetings to matters deemed important to the Fund and its shareholders.

Trustee qualifications  Information on the Fund’s officers and trustees appears above including information on the business activities of trustees during the past five years and beyond.  In addition to personal qualities, such as integrity, the role of an effective Fund trustee inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and fiduciary obligations.  It is believed that the specific background of each trustee evidences such ability and is appropriate to his or her serving on the Fund’s board of trustees.  As indicated, Harris J. Ashton, Frank A. Olson and Sam Ginn have each served as chief executive officers of New York Stock Exchange listed public corporations; Larry D. Thompson and Edith E. Holiday, have legal backgrounds, including high level legal positions with departments of the U.S. government; John Wilson has served as chief operating officer of a New York Stock Exchange listed public corporation, as well as chief financial officer of a NASDAQ listed public corporation; J. Michael Luttig has fifteen years of judicial experience as a Federal Appeals Court Judge; and Charles B. Johnson and Gregory E. Johnson are high ranking executive officers of Franklin Templeton Investments.

Board Committees

The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent registered public accounting firm (auditors), including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal controls. The Audit Committee is comprised of the following independent trustees of the Trust: Edith E. Holiday, J. Michael Luttig, Frank A. Olson and John B. Wilson. The Nominating Committee is comprised of the following independent trustees of the Trust:  Harris J. Ashton, Sam L. Ginn, Edith E. Holiday, J. Michael Luttig, Frank A. Olson, Larry D. Thompson and John B. Wilson.

The Nominating Committee is responsible for selecting candidates to serve as board members and recommending such candidates (a) for selection and nomination as independent board members by the incumbent independent board member and the full board; and (b) for selection and nomination as interested board members by the full board.

When the board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by “Qualifying Fund Shareholders” (as defined below).  To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Trust's offices at P.O. Box 997151, Sacramento, CA  95899-7151 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a Board member, including as an independent board member, of the Trust. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an “interested person” of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board member of the Trust if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

During the fiscal year ended July 31, 2011, the Audit Committee met three times and the Nominating Committee met once.

Ownership of Shares of Funds in Franklin Templeton Investments

Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through the adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund (excluding committee fees) in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund (excluding committee fees) in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual retainer and regular board meeting fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three-year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

The following tables provide the dollar range of equity securities beneficially owned by the board on December 31, 2010.

Independent Board Members

Name of Board Member

	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Harris J. Ashton	None	Over $100,000
Sam Ginn	None	Over $100,000
Edith E. Holiday	None	Over $100,000
J. Michael Luttig	None	Over $100,000
Frank A. Olson	None	Over $100,000
Larry D. Thompson	None	Over $100,000
John B. Wilson	None	Over $100,000

Interested Board Members

Name of Board Member

	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Charles B. Johnson	None	Over $100,000
Gregory E. Johnson	None	Over $100,000

(c)  Compensation

The Trust's independent board members constitute the sole independent board members of 27 funds in the Franklin Templeton Investments complex for which each independent board member currently is paid a $232,000 annual retainer fee, together with a $7,000 per meeting fee for attendance at regularly scheduled board meetings, a portion of which is allocated to the Trust. To the extent held, compensation may also be paid for attendance at specially held Board meetings. The Trust’s lead independent trustee is paid an annual supplemental retainer of $25,000 for services to such investment companies, a portion of which is allocated to the Trust. Board members who serve on the Audit Committee of the Trust and such other funds receive a flat fee of $3,000 per Committee meeting attended in person and $2,000 per telephonic meeting, a portion of which is allocated to the Trust.  John B. Wilson, who serves as chairman of the Audit Committee of the Trust and such other funds receives an additional fee of $40,000 per year, a portion of which is allocated to the Trust.  Members of the Committee are not separately compensated for any committee meeting held on the day of a regularly scheduled board meeting.  The following table provides the total fees paid to independent board members by the Trust and by other funds in Franklin Templeton Investments.

Name	Total Fees Received from the Fund[1] ($)	Total Fees Received from Franklin Templeton Investments[2] ($)	Number of Boards in Franklin Templeton Investments on which Each Serves[3]
Harris J. Ashton	5,675	470,000	41
Sam Ginn	5,675	288,000	27
Edith E. Holiday	5,747	505,000	41
J. Michael Luttig	5,747	492,000	41
Frank A. Olson	5,747	492,000	41
Larry D. Thompson	5,675	589,000	43
John B. Wilson	5,923	375,000	27

1. For the fiscal year ended July 31, 2011.

2. For the calendar year ended December 31, 2010.

3. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments.  This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.

Independent board members are reimbursed for expenses incurred in connection with attending Board meetings and are paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

(d)  Sales Loads

Not applicable.

(e)  Codes of Ethics

The Fund and its investment manager have each adopted a code of ethics, as required by federal securities laws.  Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures.  The personal securities transactions of access persons of the Fund and its investment manager will be governed by the code of ethics.  The code of ethics is on file with, and can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090.  The codes of ethics are also available on the EDGAR Database on the SEC's Internet website at http://www.sec.gov.  Copies of the codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address:  publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

(f) Proxy Voting Policies and Procedures

The board of trustees of the Trust has delegated the authority to vote proxies related to the portfolio securities held by the Fund to the Fund’s investment manager Franklin Advisers, Inc. (Advisers) in accordance with the Proxy Voting Policies and Procedures (Policies) adopted by the investment manager.

The investment manager has delegated its administrative duties with respect to the voting of proxies to the Proxy Group within Franklin Templeton Companies, LLC (Proxy Group), an affiliate and wholly owned subsidiary of Franklin Resources, Inc.  All proxies received by the Proxy Group will be voted based upon the investment manager’s instructions and/or policies. The investment manager votes proxies solely in the interests of the Fund and its shareholders.

To assist it in analyzing proxies, the investment manager subscribes to Institutional Shareholder Services, Inc. (ISS), an unaffiliated third-party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, recordkeeping and vote disclosure services.   In addition, the investment manager subscribes to Glass, Lewis & Co., LLC (Glass Lewis), an unaffiliated third-party analytical research firm, to receive analyses and vote recommendations on the shareholder meetings of publicly held U.S. companies. Although ISS’ and/or Glass Lewis’ analyses are thoroughly reviewed and considered in making a final voting decision, the investment manager does not consider recommendations from ISS, Glass Lewis or any other third party to be determinative of the investment manager’s ultimate decision.  As a matter of policy, the officers, directors/trustees and employees of the investment manager and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of the Fund and its shareholders.  Efforts are made to resolve all conflicts in the interests of the investment manager’s clients.  Material conflicts of interest are identified by the Proxy Group based upon analyses of client, distributor, broker dealer and vendor lists, information periodically gathered from directors and officers, and information derived from other sources, including public filings.  In situations where a material conflict of interest is identified, the Proxy Group may defer to the voting recommendation of ISS, Glass Lewis or those of another independent third-party provider of proxy services; or send the proxy directly to the Fund’s board or a committee of the board with the investment manager’s recommendation regarding the vote for approval.  If the conflict is not resolved by the Fund’s board or a committee of the board, the Proxy Group may refer the matter, along with the recommended course of action by the investment manager, if any, to an interdepartmental Proxy Review Committee (which may include portfolio managers and/or research analysts employed by the investment manager), for evaluation and voting instructions. The Proxy Review Committee may defer to the voting recommendation of ISS, Glass Lewis or those of another independent third-party provider of proxy services; or send the proxy directly to the Fund’s board or a committee of the board.

Where a material conflict of interest has been identified, but the items on which the investment manager’s vote recommendations differ from Glass Lewis, ISS, or another independent third-party provider of proxy services relate specifically to (1) shareholder proposals regarding social or environmental issues, (2) “Other Business” without describing the matters that might be considered, or (3) items the investment manager wishes to vote in opposition to the recommendations of an issuer’s management, the Proxy Group may defer to the vote recommendations of the investment manager rather than sending the proxy directly to the Fund’s board or a board committee for approval.

To avoid certain potential conflicts of interest, the investment manager will employ echo voting, if possible, in the following instances:  (1) when the Fund invests in an underlying fund in reliance on any one of Sections 12(d)(1)(E), (F), or (G) of the 1940 Act, the rules thereunder, or pursuant to any SEC exemptive orders thereunder; (2) when the Fund invests uninvested cash in affiliated money market funds pursuant to the rules under the 1940 Act or any exemptive orders thereunder (“cash sweep arrangement”); or (3) when required pursuant to the Fund’s governing documents or applicable law.  Echo voting means that the investment manager will vote the shares in the same proportion as the vote of all of the other holders of the Fund’s shares.

The recommendation of management on any issue is a factor that the investment manager considers in determining how proxies should be voted. However, the investment manager does not consider recommendations from management to be determinative of the investment manager’s ultimate decision.  As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company's management.  Each issue, however, is considered on its own merits, and the investment manager will not support the position of the company's management in any situation where it deems that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

Investment manager’s proxy voting policies and principles  The investment manager has adopted general proxy voting guidelines, which are summarized below.  These guidelines are not an exhaustive list of all the issues that may arise and the investment manager cannot anticipate all future situations.  In all cases, each proxy will be considered based on the relevant facts and circumstances.

Board of directors.  The investment manager supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors.  The investment manager will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors. The investment manager will consider withholding votes from directors who have attended less than 75% of meetings without a valid reason.  While generally in favor of separating Chairman and CEO positions, the investment manager will review this issue as well as proposals to restore or provide for cumulative voting on a case-by-case basis, taking into consideration factors such as the company’s corporate governance guidelines or provisions and performance.

Ratification of auditors of portfolio companies.  The investment manager will closely scrutinize the independence, role and performance of auditors. On a case-by-case basis, the investment manager will examine proposals relating to non-audit relationships and non-audit fees. The investment manager will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of a lack of independence, accounting irregularities or negligence.

Management and director compensation.  A company’s equity-based compensation plan should be in alignment with the shareholders’ long-term interests.  The investment manager believes that executive compensation should be directly linked to the performance of the company.  The investment manager evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and reasonable, including the ISS quantitative model utilized to assess such plans and/or the Glass Lewis evaluation of the plans. The investment manager will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment “evergreen” feature.  The investment manager will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although the investment manager will generally oppose “golden parachutes” that are considered to be excessive.  The investment manager will normally support proposals that require a percentage of directors’ compensation to be in the form of common stock, as it aligns their interests with those of shareholders.

The investment manager will review non-binding say-on-pay proposals on a case-by-case basis, and will generally vote in favor of such proposals unless compensation is misaligned with performance and/or shareholders’ interests, the company has not provided reasonably clear disclosure regarding its compensation practices, or there are concerns with the company’s remuneration practices.

Anti-takeover mechanisms and related issues.  The investment manager generally opposes anti-takeover measures since they tend to reduce shareholder rights.  However, as with all proxy issues, the investment manager conducts an independent review of each anti-takeover proposal.  On occasion, the investment manager may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm the Fund or its shareholders’ interests.  The investment manager generally supports proposals that require shareholder rights’ plans (“poison pills”) to be subject to a shareholder vote and will closely evaluate such plans on a case-by-case basis to determine whether or not they warrant support.  In addition, the investment manager will generally vote against any proposal to issue stock that has unequal or subordinate voting rights.  The investment manager generally opposes any supermajority voting requirements as well as the payment of “greenmail.”  The investment manager generally supports “fair price” provisions and confidential voting.

Changes to capital structure. The investment manager realizes that a company's financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt.  The investment manager will review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase.  The investment manager will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. The investment manager will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable. The investment manager will review proposals seeking preemptive rights on a case-by-case basis.

Mergers and corporate restructuring. Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders. The investment manager will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

Environment, social and governance issues. The investment manager will generally give management discretion with regard to social, environmental and ethical issues, although the investment manager may vote in favor of those that are believed to have significant economic benefits or implications for the Fund and its shareholders. The investment manager generally supports the right of shareholders to call special meetings and act by written consent.  However, the investment manager will review such shareholder proposals on a case-by-case basis in an effort to ensure that such proposals do not disrupt the course of business or waste company resources for the benefit of a small minority of shareholders.

Global corporate governance. Many of the tenets discussed above are applied to the investment manager's proxy voting decisions for international investments. However, the investment manager must be flexible in these worldwide markets. Principles of good corporate governance may vary by country, given the constraints of a country’s laws and acceptable practices in the markets.  As a result, it is on occasion difficult to apply a consistent set of governance practices to all issuers.  As experienced money managers, the investment manager's analysts are skilled in understanding the complexities of the regions in which they specialize and are trained to analyze proxy issues germane to their regions.

The investment manager will generally attempt to process every proxy it receives for all domestic and foreign securities.  However, there may be situations in which the investment manager may be unable to vote a proxy, or may chose not to vote a proxy, such as where: (i) proxy ballot was not received from the custodian; (ii) a meeting notice was received too late; (iii) there are fees imposed upon the exercise of a vote and it is determined that such fees outweigh the benefit of voting; (iv) there are legal encumbrances to voting, including blocking restrictions in certain markets that preclude the ability to dispose of a security if the investment manager votes a proxy or where the investment manager is prohibited from voting by applicable law or other regulatory or market requirements, including but not limited to, effective Powers of Attorney; (v) the investment manager held shares on the record date but has sold them prior to the meeting date; (vi) proxy voting service is not offered by the custodian in the market; (vii) the investment manager believes it is not in the best interest of the Fund or its shareholders to vote the proxy for any other reason not enumerated herein; or (viii) a security is subject to a securities lending or similar program that has transferred legal title to the security to another person.  The investment manager or its affiliates may, on behalf of one or more of the proprietary registered investment companies advised by the investment manager or its affiliates, determine to use its best efforts to recall any security on loan where the investment manager or its affiliates (a) learn of a vote on a material event that may affect a security on loan and (b) determine that it is in the best interests of such proprietary registered investment companies to recall the security for voting purposes.

Shareholders may view the complete Policies online at franklintempleton.com. Alternatively, shareholders may request copies of the Policies free of charge by calling the Proxy Group collect at (954)527-7678 or by sending a written request to:  Franklin Templeton Companies, LLC, 300 S.E. 2nd Street, Fort Lauderdale, FL 33301-1923, Attention:  Proxy Group.  Copies of the Fund’s proxy voting records are available online at franklintempleton.com and posted on the SEC website at www.sec.gov. The proxy voting records are updated each year by August 31 to reflect the most recent 12-month period ended June 30.

Item 18. Control Persons and Principal Holders of Securities

(a)  Control Persons

As of November 1, 2011, the following shareholders owned more than 25% of the Fund’s shares that were issued and outstanding:

(1)  Chase Manhattan Bank (Ireland) FBO Franklin Floating Rate Fund plc, organized in Ireland, owned 83,300,335 Fund shares or 100.00% of the Fund shares that were issued and outstanding.

(b)  Principal Holders

Except for the companies referred to above, to the best knowledge of the Fund, no other person holds beneficially or of record more than 5% of the outstanding shares of the Fund.

(c)  Management Ownership

As of November 1, 2011, the officers and Board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund.  The Board members may own shares in other funds in Franklin Templeton Investments.

Item 19.  Investment Advisory and Other Services

(a)  Investment Advisers

Investment Manager and Services Provided

The Fund’s investment manager is Franklin Advisers, Inc. (Advisers).  Advisers is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries.  Charles B. Johnson, Chairman of the Board and Trustee of the Trust, and Rupert H. Johnson, Jr., President, Chief Executive Officer - Investment Management of the Trust, are the principal shareholders of Resources.

The investment manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The investment manager also selects the brokers who execute the Fund's portfolio transactions. The investment manager provides periodic reports to the board, which reviews and supervises the investment manager's investment activities. To protect the Fund, the investment manager, and its officers, directors and employees are covered by fidelity insurance.

The investment manager and its affiliates manage numerous other investment companies and accounts. The investment manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the investment manager on behalf of the Fund. Similarly, with respect to the Fund, the investment manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the investment manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The investment manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages. Because the investment manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund's ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.

Management Fees

The Fund pays the investment manager a fee equal to an annual rate of 0.80% of the average daily net assets of the Fund.  The fee is computed daily according to the terms of the management agreement.

For the last three fiscal years ended July 31, the fund paid the following management fees:

Management Fees Paid ($)

20091                 2,075,495

20102                3,084.229

20113                5,233,066

1.  For the fiscal year ended July 31, 2009, management fees, before any advance waiver, totaled $2,704,421 an agreement by the investment manager to waive its fee, the Fund paid the management fees shown.

2.  For the fiscal year ended July 31, 2010, management fees, before any advance waiver, totaled $3,273,175. Under an agreement by the investment manager to waive its fee, the Fund paid the management fees shown.

3.  For the fiscal year ended July 31, 2011, management fees, before any advance waiver, totaled $5,427,166 an agreement by the investment manager to waive its fee, the Fund paid the management fees shown.

(b)  Principal Underwriter

Not applicable.

(c)  Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties

Not applicable.

(d)  Service Agreements

Not applicable.

(e)  Other Investment Advice

Not applicable.

(f)  Dealer Reallowances

Not applicable.

(g)  Rule 12b-1 Plans

Not applicable.

(h)  Other Service Providers

Administrator and services provided.  Franklin Templeton Services, LLC (FT Services) has an agreement with the Trust to provide certain administrative services and facilities for the Fund.  FT Services is an indirect, wholly owned subsidiary of Resources and is an affiliate of the Fund's investment manager.

The administrative services FT Services provides include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

Administration fees.  The Fund pays FT Services a monthly fee equal to an annual rate of:

•        0.15% of the Fund’s average daily net assets up to $200 million;

•        0.135% of average daily net assets over $200 million up to $700 million;

•        0.10% of average daily net assets over $700 million up to $1.2 billion; and

•        0.075% of average daily net assets over $1.2 billion.

During the last three fiscal years ended July 31, the Fund paid FT Services the following administration fees:

Administration Fees Paid ($)

20091     0

20102      0

20113     0

  For the fiscal year ended July 31, 2009, administration fees, before any advance waiver, totaled $486,371. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.
  For the fiscal year ended July 31, 2010, administration fees, before any advance waiver, totaled $582,348. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.
  For the fiscal year ended July 31, 2011, administration fees, before any advance waiver, totaled $920,542. Under an agreement by FT Services to waive its fee, the Fund paid the administration fees shown.

Shareholder Servicing and Transfer Agent.  Franklin Templeton Investor Services, LLC (Investor Services), is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent.  Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.  Please send all correspondence to Investor Services at P.O. Box 997151, Sacramento, CA 95899-7151.

Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

Custodian.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, acts as custodian of the securities and other assets of the Fund. As foreign custody manager, the bank selects and monitors foreign sub-custodian banks, selects and evaluates non-compulsory foreign depositories, and furnishes information relevant to the selection of compulsory depositories.

Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco, CA 94111-4004, is the Fund's independent registered public accounting firm. The Independent Registered Public Accounting Firm audits the financial statements included in the Trust's Annual Report to Shareholders.

Item 20. Portfolio Managers

Portfolio managers  This section reflects information about the portfolio managers as of July 31, 2011.

The following table shows the number of other accounts managed by each portfolio manager and the total assets in the accounts managed within each category:

Name	Number of Other Registered Investment Companies Managed	Assets of Other Registered Investment Companies Managed (x $1 million)	Number of Other Pooled Investment Vehicles Managed[1]	Assets of Other Pooled Investment Vehicles Managed (x $1 million)[1]	Number of Other Accounts Managed[1]	Assets of Other Accounts Managed (x $1 million) [1]
Richard Hsu	2	3,268.4	2	168.7	0	N/A
Madeline Lam	1	2,714.5	2	168.7	0	N/A

1. The various pooled investment vehicles and accounts listed are managed by a team of investment professionals.  Accordingly, the individual managers listed would not be solely responsible for managing such listed amounts.

Portfolio managers that provide investment services to the Fund may also provide services to a variety of other investment products, including other funds, institutional accounts and private accounts.  The advisory fees for some of such other products and accounts may be different than that charged to the Fund and may include performance based compensation.  This may result in fees that are higher (or lower) than the advisory fees paid by the Fund. As a matter of policy, each fund or account is managed solely for the benefit of the beneficial owners thereof. As discussed below, the separation of the trading execution function from the portfolio management function and the application of objectively based trade allocation procedures helps to mitigate potential conflicts of interest that may arise as a result of the portfolio managers managing accounts with different advisory fees.

Conflicts.  The management of multiple funds, including the Fund, and accounts may also give rise to potential conflicts of interest if the funds and other accounts have different objectives, benchmarks, time horizons, and fees as the portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts. The investment manager seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline.  Most other accounts managed by a portfolio manager are managed using the same investment strategies that are used in connection with the management of the Fund.  Accordingly, portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar portfolios, which may minimize the potential for conflicts of interest. As noted above, the separate management of the trade execution and valuation functions from the portfolio management process also helps to reduce potential conflicts of interest. However, securities selected for funds or accounts other than the Fund may outperform the securities selected for the Fund. Moreover, if a portfolio manager identifies a limited investment opportunity that may be suitable for more than one fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of that opportunity across all eligible funds and other accounts. The investment manager seeks to manage such potential conflicts by using procedures intended to provide a fair allocation of buy and sell opportunities among funds and other accounts.

The structure of a portfolio manager’s compensation may give rise to potential conflicts of interest. A portfolio manager’s base pay and bonus tend to increase with additional and more complex responsibilities that include increased assets under management.  As such, there may be an indirect relationship between a portfolio manager’s marketing or sales efforts and his or her bonus.

Finally, the management of personal accounts by a portfolio manager may give rise to potential conflicts of interest.  While the funds and the investment manager have adopted a code of ethics which they believe contains provisions reasonably necessary to prevent a wide range of prohibited activities by portfolio managers and others with respect to their personal trading activities, there can be no assurance that the code of ethics addresses all individual conduct that could result in conflicts of interest.

The investment manager and the Fund have adopted certain compliance procedures that are designed to address these, and other, types of conflicts.  However, there is no guarantee that such procedures will detect each and every situation where a conflict arises.

Compensation.   The investment manager seeks to maintain a compensation program that is competitively positioned to attract, retain and motivate top-quality investment professionals.  Portfolio managers receive a base salary, a cash incentive bonus opportunity, an equity compensation opportunity, and a benefits package.  Portfolio manager compensation is reviewed annually and the level of compensation is based on individual performance, the salary range for a portfolio manager’s level of responsibility and Franklin Templeton guidelines.  Portfolio managers are provided no financial incentive to favor one fund or account over another. Each portfolio manager’s compensation consists of the following three elements:

Base salary  Each portfolio manager is paid a base salary.

Annual bonus  Annual bonuses are structured to align the interests of the portfolio manager with those of the Fund’s shareholders. Each portfolio manager is eligible to receive an annual bonus. Bonuses generally are split between cash (50% to 65%) and restricted shares of Resources stock (17.5% to 25%) and mutual fund shares (17.5% to 25%).  The deferred equity-based compensation is intended to build a vested interest of the portfolio manager in the financial performance of both Resources and mutual funds advised by the investment manager.  The bonus plan is intended to provide a competitive level of annual bonus compensation that is tied to the portfolio manager achieving consistently strong investment performance, which aligns the financial incentives of the portfolio manager and Fund shareholders. The Chief Investment Officer of the investment manager and/or other officers of the investment manager, with responsibility for the Fund, have discretion in the granting of annual bonuses to portfolio managers in accordance with Franklin Templeton guidelines. The following factors are generally used in determining bonuses under the plan:

 Investment performance.  Primary consideration is given to the historic investment performance of all accounts managed by the portfolio manager over the 1, 3 and 5 preceding years measured against risk benchmarks developed by the fixed income management team.  The pre-tax performance of each fund managed is measured relative to a relevant peer group and/or applicable benchmark as appropriate.

 Non-investment performance.  The more qualitative contributions of the portfolio manager to the investment manager’s business and the investment management team, including business knowledge, productivity, customer service, creativity, and contribution to team goals, are evaluated in determining the amount of any bonus award.

 Responsibilities.   The characteristics and complexity of funds managed by the portfolio manager are factored in the investment manager’s appraisal.

Additional long-term equity-based compensation  Portfolio managers may also be awarded restricted shares or units of Resources stock or restricted shares or units of one or more mutual funds. Awards of such deferred equity-based compensation typically vest over time, so as to create incentives to retain key talent.

Portfolio managers also participate in benefit plans and programs available generally to all employees of the investment manager.

Ownership of Fund shares.  The investment manager has a policy of encouraging portfolio managers to invest in the funds they manage.  Exceptions arise when, for example, a fund is closed to new investors or when tax considerations or jurisdictional constraints cause such an investment to be inappropriate for the portfolio manager.  The following is the dollar range of Fund shares beneficially owned by each portfolio manager  (such amounts may change from time to time):

Portfolio Manager	Dollar Range of Fund Shares Beneficially Owned
Richard Hsu	None
Madeline Lam	None

Item 21.  Brokerage Allocation and Other Practices

The investment manager selects brokers and dealers to execute the Fund's portfolio transactions in accordance with criteria set forth in the management agreement and any directions that the board may give.

When placing a portfolio transaction, the trading department of the investment manager seeks to obtain "best execution" -- the best combination of high quality transaction execution services, taking into account the services and products to be provided by the broker or dealer, and low relative commission rates with the view of maximizing value for the Fund and its other clients. For most transactions in equity securities, the amount of commissions paid is negotiated between the investment manager and the broker executing the transaction. The determination and evaluation of the reasonableness of the brokerage commissions paid are based to a large degree on the professional opinions of the persons within the trading department of the investment manager responsible for placement and review of the transactions. These opinions are based on the experience of these individuals in the securities industry and information available to them about the level of commissions being paid by other institutional investors. The investment manager may also place orders to buy and sell equity securities on a principal rather than agency basis if the investment manager believes that trading on a principal basis will provide best execution.  Orders for fixed income securities are ordinarily placed with market makers on a net basis, without any brokerage commissions. Purchases of portfolio securities from underwriters will include a commission or concession paid to the underwriter, and purchases from dealers will include a spread between the bid and ask price.

The investment manager may cause the Fund to pay certain brokers commissions that are higher than those another broker may charge, if the investment manager determines in good faith that the amount paid is reasonable in relation to the value of the brokerage and research services it receives. This may be viewed in terms of either the particular transaction or the investment manager's overall responsibilities to client accounts over which it exercises investment discretion. The brokerage commissions that are used to acquire services other than brokerage are known as "soft dollars."  Research provided can be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts and traders) or third-party (created by a third party but provided by the broker-dealer). To the extent permitted by applicable law, the investment manager may use soft dollars to acquire both proprietary and third party research.

The research services that brokers may provide to the investment manager include, among others, supplying information about particular companies, markets, countries, or local, regional, national or transnational economies, statistical data, quotations and other securities pricing information, and other information that provides lawful and appropriate assistance to the investment manager in carrying out its investment advisory responsibilities. These services may not always directly benefit the Fund. They must, however, be of value to the investment manager in carrying out its overall responsibilities to its clients.

It is not possible to place an accurate dollar value on the special execution or on the research services the investment manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the investment manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms. The receipt of these products and services does not reduce the investment manager's research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the investment manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the investment manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the investment manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

Due to the nature of the primary investments by the Fund, the Fund will generally pay no brokerage commissions or very little brokerage commissions.

For the last three fiscal years ended July 31, the Fund did not pay any brokerage fees.

The Fund did not own securities of its regular broker-dealers during the last fiscal year.

Item 22.  Capital Stock and Other Securities

The Trust and the Fund are authorized to issue an unlimited number of shares of beneficial interest.  The  shares may be offered in multiple classes.  Although the board does not currently intend to do so, it may classify and reclassify any unissued Trust shares at any time.  This means that the board may establish rights, powers and duties of a series or class of shares (including variations in the relative rights and preferences between the different series and classes) other than as currently exists for the Fund’s shares.  The description of the Fund’s shares below are subject to the terms of the Trust's Second Amended and Restated Agreement and Declaration of Trust and Second Amended and Restated Bylaws.

The Fund’s shares do not have preemptive rights.  Currently, the Fund is the only series of the Trust and the Fund’s shares are the only shares outstanding.  The Fund’s shares currently have equal voting, distribution and liquidation rights.  The Fund’s outstanding shares (i.e., the shares issued prior to the date of the initial prospectus) are fully paid and nonassessable and the shares offered by the applicable prospectus will be fully paid and nonassessable.  Shareholders are entitled to one vote per share.

The shareholders of the Trust and the Fund have noncumulative voting rights.  This gives holders of more than 50% of the Trust's outstanding shares the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

In addition, the Fund expects that it will arrange with the Feeder Funds for voting rights as provided in Section 12(d)(1)(E)(iii)(aa) of the 1940 Act.

The board has approved the offering of the Fund’s shares that are being offered by the Prospectus.  The 1940 Act requires that the Fund’s shares be sold at a price equal to the then-current NAV per share (not including underwriting discounts and commissions, none of which apply to the Fund’s shares).  There are exceptions to this requirement, such as an offering to existing shareholders or if a majority of the holders of the Fund's outstanding securities approve it.  A certificate or certificates for shares of the Fund may be issued at the discretion of the board.

Any meeting of Shareholders may be called at any time by the board, by the chairperson of the board or by the president of the Trust for the purpose of taking action upon any matter deemed by the board to be necessary or desirable.  To the extent permitted by the 1940 Act, a meeting of the Shareholders for the purpose of electing Trustees may also be called by the chairperson of the board, or shall be called by the president or any vice-president of the Trust at the request of the Shareholders holding not less than ten (10) percent of the Shares, provided that the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such Shareholders.  No meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.

Item 23.  Purchase, Redemption and Pricing of Shares

The board has delegated to the investment manager the task of ensuring that regulatory guidelines governing the fair valuation for securities are applied to the Fund and that the required level of liquidity is maintained.   The investment manager has formed a Valuation & Liquidity Oversight Committee (VLOC) to oversee these obligations.  The VLOC oversees and administers the policies and procedures governing fair valuation and liquidity determination of securities.  The VLOC meets monthly to review and approve fair value and liquidity reports and conduct other business, and meets whenever necessary to review potential significant market events and take appropriate steps to adjust valuations in accordance with established policies. The VLOC provides regular reports that document its activities to the board for its review and approval of pricing determinations at scheduled meetings.  VLOC meeting minutes are regularly submitted to the board for their review.

The Trust's policies and procedures governing fair valuation and liquidity determination of securities have been initially reviewed and approved by the board and any material amendments will also be reviewed and approved by the board.  The investment manager's compliance staff conducts periodic reviews of compliance with the policies and provides at least annually a report to the board regarding the operation of the policies and any material changes recommended as a result of such review.

Item 24.  Taxation of the Fund

This discussion summarizes certain U.S. federal income tax aspects of an investment in the Fund.  It is not intended to be an exhaustive discussion of all possible tax consequences that arise from an investment in the Fund.  No rulings have been or are expected to be sought from the United States Internal Revenue Service (IRS) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  The statements in this discussion are based upon current provisions of the Internal Revenue Code of 1986, as amended (Code), existing Treasury Regulations under the Code (Regulations), legislative history of the Code, existing administrative rulings and judicial decisions.  However, no assurance can be given that legislative, judicial or administrative changes will not be forthcoming which would affect the accuracy of any statements in this discussion.  In addition, this summary is generally limited to the beneficial owner of shares of the Fund who will hold its shares for investment and not as property held for sale to customers.   Because (a) it is impractical in this Part B to cover all the U.S. federal income tax consequences of an investment in the Fund, (b) the income tax consequences may vary, depending on, among other things, the U.S. federal income tax classification of the sole shareholder, and (c) the effects of any local, state or foreign income tax laws, or federal tax laws other than income tax laws, which might apply to the sole shareholder should be evaluated, you should consult your own tax adviser as to the income and other tax consequences of this investment.  It is assumed for purposes of this discussion that the sole shareholder of the Fund is not U.S. person within the meaning of Code Section 7701(a)(30) that will be characterized for U.S. federal income tax purposes as an association taxable as a corporation.

U.S. Treasury Circular 230 Notice:  To ensure compliance with IRS Circular 230, potential investors and shareholders are hereby notified that: (A) any discussion of federal tax issues in this Part B is not intended or written to be used, and it cannot be used by potential investors and shareholders, for the purpose of avoiding penalties that may be imposed on them under the Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential investors and shareholders should seek advice based on their particular circumstances from an independent tax advisor.

Certain “reportable transactions” require that participants and certain other persons file disclosure statements with the IRS, and impose significant penalties for the failure to do so.  (See “Tax Shelter Reporting” below).  The sole shareholder (and each employee, representative, or other agent of the sole shareholder) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of an investment in the Fund and all materials of any kind (including opinions or other tax analyses) that are provided to the sole shareholder relating to such tax treatment and tax structure, except to the extent that such disclosure is restricted by applicable securities laws.

DISREGARDED ENTITY TAX STATUS

The Fund should be treated as a disregarded entity for federal income tax purposes based on the Fund’s organizational documents and the manner in which it intends to operate.  The Fund will not be a “regulated investment company.”

Treasury Regulations under Section 7701 of the Code provide a largely elective regime for determining when an unincorporated organization may be classified as a disregarded entity rather than an association taxable as a corporation.  Under this regime, certain business entities are treated as per se corporations for federal tax purposes.  All other business entities generally may choose their classification.  Most domestic entities which are eligible to elect their status and which have only one member are classified as disregarded entities by default, without having to make an affirmative election.

The Fund represents a separate and distinct asset portfolio, the profit and loss from which inure solely to the Fund, and the liabilities of which can be satisfied solely with the assets of the Fund.  Thus, the Fund should be treated as a domestic entity that will have only one member and is eligible to elect disregarded entity classification.  Furthermore, the Fund will not file an election to be classified as an association taxable as a corporation for federal income tax purposes.  Under these circumstances, the Fund should be classified as a disregarded entity for federal tax purposes pursuant to Section 7701 of the Code and the underlying Treasury Regulations.

TAXATION OF DISREGARDED ENTITY OPERATIONS GENERALLY

As a disregarded entity, the Fund is disregarded as an entity separate from its sole shareholder and is treated as a division or branch of the sole shareholder.  If, contrary to expectations, the Fund admits one or more additional shareholders so that it has two or more shareholders, the Fund would convert to an entity taxable as a new partnership for federal income tax purposes.

ALLOCATION OF DISREGARDED ENTITY INCOME, GAINS AND LOSSES

As a disregarded entity, the Fund is not subject to U.S. federal income tax.  Instead, its sole shareholder reports separately on its own income tax return the Fund's income, gains, losses, deductions and credits as such items are realized (including foreign tax credits or deductions for creditable or deductible foreign taxes imposed on the Fund).

DISTRIBUTIONS BY THE FUND; REDEMPTIONS

Cash distributions by the Fund to its sole shareholder are a nonevent for federal income tax purposes and, therefore, result in no income or gain to its sole shareholder.  The redemption by the sole shareholder of Fund shares is a nonevent for federal income tax purposes and, therefore, results in no income or gain to its sole shareholder.

TAX SHELTER REPORTING REQUIREMENTS

Regulations require information reporting, record maintenance and investor list maintenance requirements with respect to certain transactions (the “Tax Shelter Regulations”).  The Tax Shelter Regulations may potentially apply to a broad range of investments that would not typically be viewed as tax shelter transactions.  Penalty provisions apply for failure to comply with the Tax Shelter Regulations and the rules applicable to material advisers.

The activities of the Fund may include one or more “reportable transactions” with respect to which the sole shareholder might be required to file information returns described below.  In addition, the Adviser and other material advisors to the Fund may be required to maintain for a specified period of time a list containing certain information regarding the “reportable transactions” and the Fund’s investors, and the IRS could inspect such lists upon request.

Any taxpayer that participates in a reportable transaction and is required to file a U.S. federal tax return or information return must file IRS Form 8886 (Reportable Transaction Disclosure Statement) with its tax return for each taxable year in which the Fund participates in a “reportable transaction.”  The taxpayer must also send a copy of the completed form to the Office of Tax Shelter Analysis.

The scope of the Tax Shelter Regulations may be affected by further IRS guidance.  Non-compliance with the Tax Shelter Regulations may involve significant penalties and other consequences.

The sole shareholder should consult its own tax advisers as to the application of these reporting obligations to its specific situations.

STATE AND LOCAL TAX ASPECTS

The Fund's taxable income or loss generally is taken into account in determining the sole shareholder's income tax liability in the jurisdiction in which such sole shareholder is a resident or does business.  However, the sole shareholder also may be subject to state and local taxes imposed by those states in which the Fund is deemed to engage in business.  The sole shareholder may be required to file income tax returns in those states and may be subject to a penalty if no return is filed.

NON-U.S. SHAREHOLDERS

Provided that the Fund is not deemed to be engaged in a trade or business in the United States for U.S. federal income tax purposes, it is expected that certain items of gross income (including fees received in connection with the Fund’s lending activities, dividends and certain types of interest income derived from U.S. sources) may be subject to withholding at a rate of 30%, unless the tax is reduced or eliminated by treaty.  Certain other categories of income, generally including interest on certain portfolio debt obligations (which may include U.S. Government securities), capital gains (including those derived from options transactions), original issue discount obligations having an original maturity of 183 days or less, and certificates of deposit, will not be subject to this 30% tax.

If, contrary to expectations, the Fund derives income which is effectively connected with a U.S. trade or business carried on by the Fund (for example, by regularly investing in direct corporate loans with the Fund serving as one of the lenders, by investing in REIT residual interests or other entities holding U.S. real property interests or by investing in an entity that is classified as a partnership for U.S. federal tax purposes), this 30% tax will not apply to such effectively connected income of the Fund, and the payor of such income (or the Fund) generally will be required to withhold quarterly amounts of tax from the amount of effectively connected taxable income at the highest rate of tax applicable to U.S. taxpayers.  Thus, the sole shareholder would be taxable on capital gains, as well as other income that is treated as effectively connected with the Fund’s trade or business, and generally would be required to file U.S. tax returns.  Furthermore, the sole shareholder may be subject to an additional 30% branch profits tax, unless the tax were reduced or eliminated by treaty.

Special U.S. tax certification requirements may apply to the sole shareholder.  In general, a non-U.S. investor must provide a Form W-8BEN to (i) establish that the investor is not a U.S. person, (ii) claim the investor is the beneficial owner of the income, (iii) claim, if applicable, a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty, and (iv) certify that the income for which Form W-8BEN is being provided is not effectively connected with the conduct of a trade or business in the United States. If the non-U.S. investor is not the beneficial owner of the shares or if the non-U.S. investor is a disregarded entity or holds or uses the shares in the conduct of a trade or business in the United States other Forms W-8 apply.

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL INCOME TAX PLANNING.  YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE EFFECTS OF THIS INVESTMENT IN YOUR OWN TAX SITUATION.

Item 25.  Underwriters

Not applicable.

Item 26. Calculation of Performance Data

Not applicable.

Item 27. Financial Statements

The unaudited financial statements in the Fund's Semiannual Report to Shareholders for the period ended January 31, 2011 and the audited financial statements and Report of Independent Registered Public Accounting Firm in the Fund's Annual Report to Shareholders, for the fiscal year ended June 30, 2011, are incorporated herein by reference.

Useful Terms and Definitions

Agent Bank - A Lender that administers a Corporate Loan on behalf of all Lenders on a Corporate Loan. The Agent Bank typically is responsible for the collection of principal and interest and fee payments from the Borrower, and distributes these payments to the other Lenders. The Agent Bank is usually responsible for enforcing the terms of the Corporate Loan. The Agent Bank is compensated for these services.

Assignment - An interest in a portion of a Corporate Loan. The purchaser of an Assignment steps into the shoes of the original Lender. An Assignment from a Lender gives the Fund the right to receive payments directly from the Borrower and to enforce its rights as a Lender directly against the Borrower.

Borrower - A corporation that borrows money under a Corporate Loan or issues Corporate Debt Securities. The Borrower is obligated to make interest and principal payments to the Lender of a Corporate Loan or to the holder of a Corporate Debt Security.

CD - Certificate of deposit

CD Rate - The interest rate currently available on certificates of deposit

Corporate Debt Securities - Obligations issued by corporations in return for investments by securityholders. In exchange for their investment in the corporation, securityholders receive income from the corporation and the return of their investments. The corporation typically pledges to the securityholders collateral which will become the property of the securityholders in case the corporation defaults in paying interest or in repaying the amount of the investments to securityholders.

Corporate Loan - A loan made to a corporation. In return, the corporation makes payments of interest and principal to the Lenders. The corporation typically pledges collateral which becomes the property of the Lenders, in case the corporation defaults in paying interest or principal on the loan. Corporate Loans include Participation Interests in Corporate Loans and Assignments of Corporate Loans.

Floating Interest Rate - One of the following: (i) a variable interest rate which adjusts to a base interest rate, such as LIBOR or the CD Rate on set dates; or (ii) an interest rate that floats at a margin above a generally recognized base lending interest rate such as the Prime Rate of a designated U.S. bank.

Franklin Templeton Investments - Franklin Resources, Inc., a publicly owned holding company, and its various subsidiaries

Intermediate Participant - A Lender, Participant or Agent Bank interposed between the Fund and a Borrower, when the Fund invests in a Corporate Loan through a Participation Interest.

Lender - The party that loans money to a corporation under a Corporate Loan. A Corporate Loan in which the Fund may invest is often negotiated and structured by a group of Lenders. The Lenders typically consist of commercial banks, thrift institutions, insurance companies, finance companies or other financial institutions. The Fund acts as a Lender when it directly invests in a Corporate Loan or when it purchases an Assignment.

Participant - A holder of a Participation Interest in a Corporate Loan

Participation Interest - An interest which represents a fractional interest in a Corporate Loan.  The Fund may acquire Participation Interests from a Lender or other holders of Participation Interests.

Prime Rate - The interest rate charged by leading U.S. banks on loans to their most creditworthy customers

Prospectus - The prospectus for the Fund dated June 7, 2011, which we may amend from time to time

Recognized Market – Includes the following Stock Exchanges: (i) all stock exchanges in a Member State of the European Union; (ii) all stock exchanges in a Member State of the European Economic Area (EEA) (Norway, Iceland and Liechtenstein); and (iii) a stock exchange located in any of the following countries: Australia, Canada, Japan, Hong Kong, New Zealand, Switzerland and USA.  It also includes the following Markets: (i) the market organized by the International Securities Markets Association; (ii) the market conducted by the “listed money market institutions” as described in the Bank of England publication “The Regulation of the Wholesale Cash and OTC Derivatives (in Sterling, foreign currency and bullion); (iii) AIM – the Alternative Investment Market in the UK, regulated and operated by the London Stock Exchange; (iv) the over-the-counter market in Japan regulated by the Securities Dealers Association of Japan; (v) NASDAQ in the United States; (vi) the market in U.S. government securities conducted by primary dealers regulated by the Federal Reserve Bank of New York; (vii) the over-the-counter market in the United States regulated by the National Association of Securities Dealers Inc. (Also may be described as:  the over-the-counter market in the United States conducted by primary and secondary dealers by the Securities and Exchanges Commission and by the National Association of Securities Dealers (and by banking institutions regulated by the U.S. Comptroller of the Currency, the Federal Reserve System or Federal Deposit Insurance Corporation)); (viii) the French market for “Titres de Creance Negotiable (over-the-counter market in negotiable debt instruments); (ix) EASDAQ (European Association of Securities Dealers Automated Quotation); and (x) the over-the-counter market in Canadian Government Bonds, regulated by the Investment Dealers Association of Canada.

Unsecured Corporate Loans and Unsecured Corporate Debt Securities - Corporate Loans and Corporate Debt Securities that are not backed by collateral. Thus, if a Borrower Defaults on an Unsecured Corporate Loan or Unsecured Corporate Debt Security, it is unlikely that the Fund would be able to recover the full amount of the principal and interest due.

We/Our/Us - Unless a different meaning is indicated by the context, these terms refer to the Fund and/or Investor Services, or other wholly owned subsidiaries of Resources.

APPENDIX

Description of Ratings

Corporate Obligation Ratings

Moody's

INVESTMENT GRADE

Aaa: Bonds rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa: Bonds rated Aa are judged to be high quality and are subject to very low credit risk.

A: Bonds rated A are considered upper medium-grade obligations and are subject to low credit risk.

Baa: Bonds rated Baa are subject to moderate credit risk and are considered medium-grade obligations. As such they may have certain speculative characteristics.

BELOW INVESTMENT GRADE

Ba: Bonds rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B: Bonds rated B are considered speculative and are subject to high credit risk.

Caa: Bonds rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca: Bonds rated Ca are considered highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Bonds rated C are the lowest rated class of bonds and are typically in default. They have little prospects for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates a ranking in the lower end of that generic rating category.

S&P®

The issue rating definitions are expressions in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy. (Such differentiation applies when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.) Accordingly, in the case of junior debt, the rating may not conform exactly with the category definition.

INVESTMENT GRADE

AAA: This is the highest rating assigned by S&P to a debt obligation. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: Obligations rated AA differ from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Obligations rated A are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the higher ratings categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Obligations rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BELOW INVESTMENT GRADE

BB, B, CCC, CC, C: Obligations rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest degree of speculation. While these obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. The C rating is also assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is still making payments.

D: Obligations rated D are in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating is also used upon the filing of bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

r: This symbol is attached to the ratings of instruments with significant noncredit risks and highlights risks to principal or volatility of expected returns that are not addressed in the credit rating.

Short-Term Debt Ratings

Moody's

Moody's short-term debt ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs and to individual short-term debt instruments. These obligations generally have an original maturity not exceeding 13 months, unless explicitly noted. Moody's employs the following designations to indicate the relative repayment capacity of rated issuers:

P-1 (Prime-1): Issuers (or supporting institutions) so rated have a superior ability to repay short-term debt obligations.

P-2 (Prime-2): Issuers (or supporting institutions) so rated have a strong ability to repay short-term debt obligations.

P-3 (Prime-3): Issuers (or supporting institutions) so rated have an acceptable ability to repay short-term debt obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P®

S&P's ratings are a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days -- including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. The result is a dual rating, in which the short-term rating addresses the put feature, in addition to the usual long-term rating.

A-1: This designation indicates that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: Issues carrying this designation are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations carrying the higher designations. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.

A-3: Issues carrying this designation exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Issues carrying this designation are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Issues carrying this designation are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Issues carrying this designation are in payment default. The D rating category is used when payments on an obligation are not made on the due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

FRANKLIN FLOATING RATE MASTER TRUST

File Nos. 811-09869

FORM N-1A

PART C:

 OTHER INFORMATION

Item 28. Exhibits. The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

(a)	Agreement and Declaration of Trust

(i)

Second Amended and Restated Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware statutory trust, dated October 18, 2006

Filing: Amendment No. 7 to Registration Statement of Form N-1A

File No. 811-09869

Filing Date: November 30, 2007

(ii)

Certificate of Amendment of Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware Statutory Trust, dated October 21, 2008

Filing: Amendment No. 8 to Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 26, 2008

(b)	By-Laws

(i)

Second Amended and Restated By-Laws of Franklin Floating Rate Master Trust, a Delaware Statutory Trust effective as of October 18, 2006

Filing: Amendment No. 7 to Registration Statement on Form N-1A

File No. 811-09869

Filing Date: November 30, 2007

(c)	Instruments Defining Rights of Security Holders

(i)

Agreement and Declaration of Trust

(A) ARTICLE III, Shares

(B) ARTICLE V, Shareholders' Voting Powers and

Meetings

(C) ARTICLE VI, Net Asset Value; Distributions;

Redemptions; Transfers

(D) ARTICLE VIII, Certain Transactions - Section 4

(ii)

By-Laws

(A) ARTICLE II – Meetings of Shareholders

(B) ARTICLE VI, Records and Reports – Section

1,2 and 3

(C)         ARTICLE VII, General Matters: - Sections 3, 4, 6, 7

(D)         ARTICLE VIII, Amendment – Section 1

	(iii)	PART B: Statement of Additional Information – Item 22

(d)	Investment Advisory Contracts

(i)

Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Advisers, Inc. dated March 24, 2000

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: May 15, 2000

(e)	Underwriting Contracts

Not Applicable

(f)	Bonus or Profit Sharing Contracts

Not Applicable
(g)	Custodian Agreements

	(i)	Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996 Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

(ii)

Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

(iii)

Amendment dated February 27, 1998 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: March 24, 2000

	(iv)	Amendment dated September 1, 2011 to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(v)

Amendment dated May 16, 2001 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Amendment No. 3 to Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

	(vi)	Amendment dated September 11, 2011 to Schedule 1 of the Amendment dated May 16, 2011, to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(vii)

Amended and Restated Foreign Custody Manager Agreement between the Registrant and The The Bank of New York Mellon dated May 16, 2001

Filing: Amendment No. 3 to Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

	(viii)	Amendment dated September 11, 2011 to Schedule 1 of the Foreign Custody Manager Agreement between the Registrant and The Bank of New York Mellon

	(ix)	Amendment dated September 1, 2011 to Schedule 2 of the Foreign Custody Manager Agreement between the Registrant and The Bank of New York Mellon

	(x)	Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996 Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: March 24, 2000

	(xi)	Amendment dated September 1, 2011 to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(h)	Other Material Contracts

(i)

Contract for Fund Administrative Services dated January 1, 2001 between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Templeton Services, LLC

Filing: Registration Statement on Form N-2

File No. 811-09869

Filing Date: November 29, 2001

(i)	Legal Opinion

Not Applicable

(j)	Other Opinions

Not Applicable

(k)	Omitted Financial Statements

Not Applicable

(l)	Initial Capital Agreements

	(i)	Letter of Understanding dated March 24, 2000 from Franklin Resources, Inc. Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: May 15, 2000

	(ii)	Letter of Understanding dated March 24, 2000 from Templeton Investment Counsel, Inc. Filing: Registration Statement on Form N-2 File No. 811-09869 Filing Date: May 15, 2000

(m)	Rule 12b-1 Plan

Not Applicable

(n)	Rule 18f-3 Plan

Not Applicable

(p)	Code of Ethics

	(i)	Code of Ethics dated May 2010 Filing: Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 30, 2010

(q)	Power of Attorney

	(i)	Power of Attorney dated July 15, 2010 Filing: Registration Statement on Form N-1A File No. 811-09869 Filing Date: November 30, 2010

Item 29.  Persons Controlled by or Under Common Control with the
          Fund

None

Item 30.  Indemnification

The Second Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.  Business and Other Connections of the Investment
          Adviser

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.  Principal Underwriters

Not Applicable

Item 33.  Location of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder service agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

Item 34.  Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.  Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and the State of California, on the 23rd day of November 2011.

FRANKLIN FLOATING RATE MASTER TRUST

(Registrant)

By: /s/ David P. Goss___

 David P. Goss

 Vice President

FRANKLIN FLOATING RATE MASTER TRUST

REGISTRATION STATEMENT

EXHIBITS INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION

EX-99.(a)(i)	Second Amended and Restated Agreement and Declaration of Trust of Franklin Floating Rate Master Trust, a Delaware statutory trust, dated October 18, 2006	*

EX-99.(a)(ii)	Certificate of Amendment of Agreement and Declaration of Trust of Franklin Floating Rate Master Trust dated October 21, 2008	*

EX-99.(b)(i)	Second Amended and Restated By-Laws of Franklin Floating Rate Master Trust dated October 18, 2006	*

EX-99.(d)(i)	Investment Advisory Agreement between the Registrant, on behalf of Franklin Floating Rate Master Series, and Franklin Advisers, Inc., dated March 24, 2000	*

EX-99.(g)(i)	Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(ii)	Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and The Bank of New York Mellon	*

EX-99.(g)(iii)	Amendment dated February 27, 1998 to Master Custody Agreement between Registrant and The Bank of New York Mellon	*

EX-99.(g)(iv)	Amendment dated September 1, 2011 to Exhibit A of the Master Custody Agreement dated February 16, 1996	Attached

EX-99.(g)(v)	Amendment dated May 16, 2001 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(vi)	Amendment dated September 11, 2011 to Schedule 1 of the Amendment dated May 16, 2011, to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached

EX-99.(g)(vii)	Amended and Restated Foreign Custody Manager Agreement between the Registrant and The The Bank of New York Mellon dated May 16, 2001	*

EX-99.(g)(viii)	Amendment dated September 11, 2011 to Schedule 1 of the Foreign Custody Manager Agreement between the Registrant and The Bank of New York Mellon	Attached

EX-99.(g)(ix)	Amendment dated September 1, 2011 to Schedule 2 of the Foreign Custody Agreement between the Registrant and the The Bank of New York Mellon	Attached

EX-99.(g)(x)	Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(xi)	Amendment dated September 1, 2011 to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached

EX-99.(h)(i)	Contract for Fund Administrative Services dated January 1, 2001 between the Registrant and Franklin Templeton Services, LLC	*

EX-99.(l)(i)	Letter of Understanding dated March 24, 2000 from Franklin Resources, Inc.	*

EX-99.(l)(ii)	Letter of Understanding dated March 24, 2000 from Templeton Investment Counsel, Inc.	*

EX-99.(p)(i)	Code of Ethics dated May 2010	*

EX-99.(q)(i)	Power of Attorney dated July 15. 2010	*

*Incorporated by Reference